EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

                             DATED AS OF May 4, 2000

                                  BY AND AMONG

                           MEDALLION FINANCIAL CORP.,

                               AMTC MERGER CORP.,

                                       AND

                         AMERITRANS CAPITAL CORPORATION



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                                TABLE OF CONTENTS

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ARTICLE I. The Merger; Effect of Merger................................................................1

     Section 1.1.   The Merger.........................................................................1
     Section 1.2.   Effective Time of the Merger.......................................................1
     Section 1.3.   Effects of Merger..................................................................2

ARTICLE II. The Surviving Corporation..................................................................2

     Section 2.1.   Certificate of Incorporation.......................................................2
     Section 2.2.   By-Laws............................................................................2
     Section 2.3.   Officers and Directors.............................................................2

ARTICLE III. Conversion of Shares......................................................................2

     Section 3.1.   Conversion of Shares...............................................................2
     Section 3.2.   Appraisal Rights...................................................................5
     Section 3.3.   Parent to Make Certificates Available..............................................5
     Section 3.4.   Dividends; Transfer Taxes..........................................................6
     Section 3.5.   No Fractional Securities...........................................................7
     Section 3.6.   Assumption and Conversion of Company Stock Options.................................7
     Section 3.7.   Closing of Company Transfer Books..................................................8
     Section 3.8.   Stockholder Approval...............................................................8
     Section 3.9.   Tax Treatment......................................................................9

ARTICLE IV. Representations and Warranties of the Company..............................................9

     Section 4.1.   Execution and Delivery.............................................................9
     Section 4.2.   Consents and Approvals.............................................................9
     Section 4.3.   No Breach.........................................................................10
     Section 4.4.   Organization, Standing and Authority..............................................10
     Section 4.5.   Capitalization of the Company.....................................................11
     Section 4.6.   Options and Other Stock Rights....................................................11
     Section 4.7.   Subsidiaries......................................................................11
     Section 4.8.   Corporate Records.................................................................12
     Section 4.9.   Information in Disclosure Documents...............................................12
     Section 4.10.  SEC Documents; Financial Statements...............................................14
     Section 4.11.  Liabilities.......................................................................14
     Section 4.12.  No Material Adverse Change........................................................15
     Section 4.13.  Compliance with Laws..............................................................15
     Section 4.14.  Permits...........................................................................15
     Section 4.15.  Actions and Proceedings...........................................................15
     Section 4.16.  Contracts and Other Agreements....................................................16
     Section 4.17.  Investment Portfolio..............................................................19
     Section 4.18.  Real Property.....................................................................19
     Section 4.19.  Intellectual Property.............................................................21
     Section 4.20.  Receivables.......................................................................22
     Section 4.21.  Banking...........................................................................22
     Section 4.22.  Liens.............................................................................22
     Section 4.23.  Employee Benefit Plans............................................................23
     Section 4.24.  Employee Relations................................................................24
     Section 4.25.  Insurance.........................................................................25
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     Section 4.26.  Officers, Directors, Employees, Consultants.......................................25
     Section 4.27.  Transactions with Directors, Officers and Affiliates..............................26
     Section 4.28.  Operations of the Company.........................................................26
     Section 4.29.  Brokerage.........................................................................28
     Section 4.30.  Taxes.............................................................................28
     Section 4.31.  Execution and Validity of Agreements with Named Executives........................30
     Section 4.32.  Environmental Laws................................................................30
     Section 4.33.  Accounting Matters................................................................32
     Section 4.34.  Company Action....................................................................32
     Section 4.35.  Fairness Opinion..................................................................32

ARTICLE V. Representations and Warranties of Parent and Sub...........................................32

     Section 5.1.   Execution and Delivery............................................................32
     Section 5.2.   Consents and Approvals............................................................33
     Section 5.3.   No Breach.........................................................................33
     Section 5.4.   SEC Documents; Financial Statements...............................................34
     Section 5.5.   Shares of Parent Common Stock.....................................................35
     Section 5.6.   Organization, Standing and Authority of Parent and Sub............................35
     Section 5.7.   Capitalization....................................................................36
     Section 5.8.   Brokerage.........................................................................36
     Section 5.9.   Information in Disclosure Documents...............................................36
     Section 5.10.  No Material Adverse Change........................................................37
     Section 5.11.  Sub Action........................................................................37
     Section 5.12.  Liabilities.......................................................................37
     Section 5.13.  Compliance with Laws..............................................................37
     Section 5.14.  Permits...........................................................................37
     Section 5.15.  Actions and Proceedings...........................................................38
     Section 5.16.  Loan Portfolio....................................................................38
     Section 5.17.  Accounting Matters................................................................38
     Section 5.18.  Tax 38

ARTICLE VI. Covenants and Agreements..................................................................38

     Section 6.1.   Conduct of Business...............................................................38
     Section 6.2.   Litigation Involving the Company..................................................40
     Section 6.3.   Continued Effectiveness of Representations and Warranties of the Parties..........40
     Section 6.4.   Corporate Examinations and Investigations.........................................41
     Section 6.5.   Preparation of Company Restated Financial Statements..............................41
     Section 6.6.   Registration Statement/Proxy Statement............................................42
     Section 6.7.   Compliance with the Securities Act................................................42
     Section 6.8.   Nasdaq Listing....................................................................43
     Section 6.9.   Acquisition Proposals.............................................................43
     Section 6.10.  No Shopping.......................................................................43
     Section 6.11.  Parent and Sub Approvals..........................................................44
     Section 6.12.  Company Approvals.................................................................44
     Section 6.13.  Distribution......................................................................44
     Section 6.14.  Expenses..........................................................................44
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     Section 6.15.  Further Assurances................................................................45
     Section 6.16.  Hart-Scott-Rodino.................................................................45
     Section 6.17.  SBA Approval......................................................................46
     Section 6.18.  Execution of Agreements with Named Executives.....................................46
     Section 6.19.  Compliance with Legal Requirements................................................46
     Section 6.20.  Indemnification of Company Officers and Directors.................................46
     Section 6.21.  Fairness Opinion..................................................................46
     Section 6.22.  Compliance with Legal Requirements................................................46

ARTICLE VII. Conditions Precedent to Each Party's Obligation to Effect the Merger.....................46

     Section 7.1.   Company Stockholder Approval......................................................47
     Section 7.2.   Listing of Shares.................................................................47
     Section 7.3.   Hart-Scott-Rodino.................................................................47
     Section 7.4.   Effectiveness of Registration Statement...........................................47
     Section 7.5.   SBA Approval......................................................................47
     Section 7.6.   Litigation........................................................................47

ARTICLE VIII. Conditions Precedent to the Obligation of Parent and Sub to Effect the Merger...........48

     Section 8.1.   Representations and Covenants.....................................................48
     Section 8.2.   Absence of Material Adverse Change................................................48
     Section 8.3.   Receipt of Agreements.............................................................48
     Section 8.4.   Accountant's Letters..............................................................49
     Section 8.5.   Dissenting Shares.................................................................49
     Section 8.6.   Opinions of Counsel to the Company................................................49
     Section 8.7.   Tax Opinion.......................................................................49
     Section 8.8.   Closing Conditions................................................................49
     Section 8.9.   Financing.........................................................................49

ARTICLE IX. Conditions Precedent to the Obligation of the Company to Effect the Merger................50

     Section 9.1.   Representations and Covenants.....................................................50
     Section 9.2.   Absence of Material Adverse Change................................................50
     Section 9.3.   Receipt of Agreements.............................................................50
     Section 9.4.   Accountant's Letter...............................................................50
     Section 9.5.   Opinion of Counsel to Parent......................................................51
     Section 9.6.   Tax Opinion.......................................................................51
     Section 9.7.   Fairness Opinion..................................................................51
     Section 9.8.   Closing Conditions................................................................51

ARTICLE X. Closing....................................................................................51


ARTICLE XI. Survival of Representations and Warranties; Indemnification...............................51

     Section 11.1.  Survival of Representations and Warranties........................................51

ARTICLE XII. Termination of Agreement.................................................................52

     Section 12.1.  Termination.......................................................................52
     Section 12.2.  Effect of Termination.............................................................54
     Section 12.3.  Termination Expenses..............................................................54
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ARTICLE XIII. Definitions.............................................................................55

     Section 13.1.  Definitions.......................................................................55

ARTICLE XIV. Miscellaneous............................................................................61

     Section 14.1.  Publicity.........................................................................61
     Section 14.2.  Notices...........................................................................61
     Section 14.3.  Entire Agreement..................................................................62
     Section 14.4.  Waivers and Amendments; Non Contractual Remedies;
                        Preservation of Remedies; Liability...........................................62
     Section 14.5.  Governing Law.....................................................................62
     Section 14.6.  Binding Effect; No Assignment.....................................................63
     Section 14.7.  Third Party Beneficiaries.........................................................63
     Section 14.8.  Counterparts......................................................................63
     Section 14.9.  Exhibits and Schedules............................................................63
     Section 14.10. Headings..........................................................................63
     Section 14.11. Submission to Jurisdiction; Venue.................................................63
     Section 14.12. Specific Performance..............................................................64
     Section 14.13. Severability......................................................................64
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                                       iv
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Exhibits


Exhibit A   Form of Agreements entered into by each of the Named Executives

Exhibit B   Form of Opinion of Stursberg & Veith as Counsel to the Company

Exhibit C   Form of Opinion of Willkie Farr & Gallagher as Counsel to Parent and
               Sub

Exhibit D   Form of Affiliate Letter

Exhibit E   Form of Tax Opinion of Willkie Farr & Gallagher

Exhibit F   Form of Tax Opinion of Michael Zimmerman

Exhibit G   Form of Ameritrans Capital Corporation Tax Representation

Exhibit H   Form of Medallion Financial Corp. Tax Representation Letter

Company Disclosure Schedule

Section     Description

3.6         Company Stock Options
4.4         Foreign Qualification; Organizational Documents
4.5         Stockholders; Option Holders
4.7         Subsidiary Qualification; Subsidiary Organizational Documents;
               Investments
4.12        No Material Adverse Change
4.13        Compliance with Laws
4.15        Actions and Proceedings
4.16        Contracts and Other Agreements
4.17        Loan Portfolio
4.18        Real Property
4.21        Bank Accounts
4.23        Employee Benefit Plans
4.25        Insurance
4.26        Officers, Directors, Employees, Consultants
4.27        Transactions with Directors, Officers and Affiliates
4.28        Subsequent Events
4.30        Tax Jurisdictions


Parent Disclosure Schedule

Section     Description

5.6         Parent and Sub Organizational Documents


                                        v
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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 4, 2000, is made by and among Medallion Financial Corp., a Delaware corporation ("Parent"), AMTC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Ameritrans Capital Corporation, a Delaware corporation (the "Company"). Certain terms used in this Agreement are defined in
Article XIII.

                              W I T N E S S E T H:

     WHEREAS, Parent and Sub desire to effect a business combination by means of the merger of Sub with and into the Company;

     WHEREAS, the Board of Directors of Parent and Sub and the stockholder of Sub and the Board of Directors of the Company have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests".

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                          The Merger; Effect of Merger

     Section 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended, and any rules and regulations thereunder (the "Delaware Corporation Law"), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease. The name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall by virtue of the Merger be changed to such name as Parent, in its sole discretion, may choose.

     Section 1.2. Effective Time of the Merger. The Merger shall become effective at such time as a properly executed Certificate of Merger or other appropriate document is duly filed with the Secretary of State of Delaware, which filing shall be made as soon as practicable following fulfillment or waiver of the conditions set forth in Articles VII, VIII and IX hereof or such later time as is specified in such filing (the "Effective Time").

     Section 1.2.0.0.0.1. Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware Corporation Law.

                                   ARTICLE II.

                            The Surviving Corporation

     Section 2.1. Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time and thereafter may be amended in accordance with their terms and as provided by the Delaware Corporation law.

     Section 2.2. By-Laws. The by-laws of the Company as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by the Delaware Corporation Law.

     Section 2.3. Officers and Directors. The officers and the directors of Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation after the Effective Time, in each case until their respective successors are duly elected and qualified.

                                  ARTICLE III.

                              Conversion of Shares

     Section 3.1. Conversion of Shares.

     (a) Subject to Sections 3.2 hereof, at the Effective Time, by virtue of the Merger and without any action on the part of any Company Stockholder:

     (1) Conversion of Company Common Stock. Each outstanding share of Company Common Stock shall be converted into the right to receive that number of fully paid and nonassessable shares of Parent Common Stock (or fraction thereof) equal to the quotient (such quotient, the "Exchange Ratio") obtained by dividing (to five places after the decimal point):

     (b) (x) $9.04 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the 20 trading days which immediately precede the Business Day immediately preceding the Closing Date (the "Determination Period"); if such average is between $15.00 and $15.99; or



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     (c) (x) $9.64 by (y) the  average of the  closing  sale prices per share of
Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $16.00 and $16.99; or

     (d) (x) $9.89 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $17.00 and $17.99; or

     (e) (x) $10.14 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $18.00 and $18.99; or

     (f) (x) $10.39 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $19.00 and $19.99; or

     (g) (x) $10.64 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $20.00 and $20.99; or

     (h) (x) $10.89 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $21.00 and $21.99; or

     (i) (x) $11.14 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $22.00 and $22.99; or

     (j) (x) $11.39 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $23.00 and $23.99; or

     (k) (x) $11.64 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $24.00 and $24.99; or

     (l) (x) $12.14 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $25.00 and $25.99; or

     (m) (x) $12.64 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $26.00 and $26.99; or



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     (n) (x) $13.14 by (y) the average of the  closing  sale prices per share of
Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $27.00 and $27.99; or

     (o) (x) $13.64 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $28.00 and $28.99; or

     (p) (x) $14.14 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $29.00 and $29.99; or

     (q) (x) $14.64 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $30.00 and $30.99; or

     (r) (x) $15.14 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $31.00 and $31.99; or

     (s) (x) $16.00 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $32.00 and $32.99; or

     (t) (x) $16.50 by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; if such average is between $33.00 and $33.99; or

     (u) if the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period; is greater than $33.99, then the Exchange Ratio shall be .50.

     If the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period is less than $15.00, then either Parent or the Company shall have the right to terminate this Agreement pursuant to Article XII;

     (v) If at any time after the execution of this Agreement, but prior to the Effective Time, the outstanding shares of Parent Common Stock shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, the Exchange Ratio shall be correspondingly adjusted.



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     (2)  Cancellation of Company  Treasury Stock.  All shares of Company Common
Stock which are held in the treasury of the Company shall be canceled and shall cease to exist.

     (b) Each issued and outstanding share of capital stock of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

     Section 3.2. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, but only in the circumstances and to the extent provided by the Delaware Corporation Law, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by Company Stockholders who were entitled to but did not vote such shares in favor of the Merger and who shall have properly and timely delivered to the Company a written demand for appraisal of their shares of Company Common Stock in accordance with the Delaware Corporation Law ("Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, shares of Parent Common Stock. Instead, the holders thereof shall be entitled to payment of the fair value of such shares in accordance with the Delaware Corporation Law; provided, however, that (i) if any holder of Dissenting Shares shall subsequently withdraw his demand for payment of the fair value of such Dissenting Shares or (ii) if any holder fails to establish and perfect his entitlement to the relief provided by the Delaware Corporation Law, the rights and obligations of such holder to receive such fair value shall terminate, and such Dissenting Shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, shares of Parent Common Stock in accordance with Section 3.1(a) hereof. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company will not make any payment with respect to, or settle or offer to settle, the demands of any Dissenting Shares without the written consent of Parent. The Company shall comply with the notice provisions of the Delaware Corporation Law.

     Section 3.3. Parent to Make Certificates Available.

     (a) Prior to the Closing, Parent shall select a person or persons to act as exchange agent for the Merger (the "Exchange Agent"), which person or persons shall be reasonably acceptable to the Company. On the Closing Date, Parent shall deliver to the Exchange Agent, in trust for the benefit of the Company Stockholders (other than Company Stockholders who hold Dissenting Shares), a stock certificate (issued in the name of the Exchange Agent or its nominee) representing the Share Consideration. As soon as reasonably practicable after the Effective Time but in no event more than five Business Days after the Effective Time,


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Parent  shall  cause  the  Exchange  Agent  to send a  notice  and a  letter  of
transmittal   to  each  Company   Stockholder   advising   such  holder  of  the
effectiveness of the Merger and the procedure for surrendering to the Exchange Agent for cancellation such holder's certificates representing Company Common Stock ("Certificates"), in exchange for the Share Consideration. Each Company Stockholder will be entitled to receive, upon surrender to the Exchange Agent for cancellation of one or more Certificates, certificates representing the number of shares of Parent Common Stock into which such shares are converted in the Merger, without consideration of fractional shares as provided in Section
3.5. Parent Common Stock into which Company Common Stock shall be converted into the right to receive in the Merger shall be deemed to have been issued at the Effective Time (the "Share Consideration"). In the event that any Company Stockholder's Certificates have been lost, stolen or destroyed, such Company Stockholder will be entitled to receive the Share Consideration only after providing an affidavit of loss and indemnity bond, in form satisfactory to the Exchange Agent.

     (b) Any Company Stockholder who has not exchanged his Certificates for Parent Common Stock in accordance with subsection (a) within six months after the Effective Time shall have no further claim upon the Exchange Agent, and shall thereafter look only to Parent and the Surviving Corporation for payment in respect of his shares of Company Common Stock. Until so surrendered, Certificates shall represent solely the right to receive the Share Consideration. If any Certificates entitled to payment pursuant to Section 3.1 shall not have been surrendered for such payment prior to such date on which any payment in respect thereof would otherwise escheat to or become the property of any Governmental Entity, the shares of Company Common Stock represented thereby shall, to the extent permitted by applicable law, be deemed to be canceled and no money or other property will be due to the holder thereof.

     Section 3.4. Dividends; Transfer Taxes. No Distributions that are declared or made with respect to Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Agreement until such persons surrender their Certificates. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued Distributions which shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Time. In no event shall the person entitled to receive such Distributions be entitled to receive interest on such Distributions. In the event that any certificates for any shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer (including signature guarantee) and that the person requesting such exchange


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


shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company
Common Stock for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable escheat laws.

     Section 3.5. No Fractional Securities. Notwithstanding any other provision of this Agreement, no certificates or scrip for shares of common stock representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article III and no Distribution that is declared or made with respect to Parent Common Stock, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. Each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to (x) such fractional part of a share of Parent Common Stock multiplied by (y) the average of the closing sale prices per share of Parent Common Stock on the Nasdaq National Market for the Determination Period.

     Section 3.6. Assumption and Conversion of Company Stock Options.

     (a) As soon as reasonably practicable after the Effective Time, Parent and the Company shall take all action necessary to cause each issued and outstanding stock option held by those persons who will continue in the employ of the Company following the Effective Time (to the best of the Company's knowledge, such persons are set forth on Section 3.6(a) of the Company Disclosure Schedule) (each such option is referred to herein as the "Company Stock Option") to be assumed by Parent and converted without any action on the part of the holder thereof into an option (a "New Parent Stock Option") to purchase Parent Common Stock, exercisable for a number of shares of Parent Common Stock based on the Exchange Ratio (rounded down to the nearest whole share), with a proportional adjustment of the exercise price (rounded up to the nearest whole cent) of the new option so that the excess of the aggregate fair market value of the shares subject to each New Parent Stock Option immediately after such conversion over the aggregate exercise price of such new option is equivalent to the excess of the fair market value of the shares subject to the Company Stock Option immediately before such conversion over the aggregate exercise price of such Company Stock Option. The holders of New Parent Stock Options will not be given any additional benefits which such holders did not have under the Company Stock Options.

     (b) The Company shall not, except as specified below, amend or modify any provision of the Company's 1999 Incentive Stock Option Plan (the "Employee Plan") or the Company's Non-Employee Director Stock Option Plan (the "Director Plan") or, except as specified below, amend or modify the terms or conditions of any Company Stock Options granted under the Employee Plan or the Director Plan. From the date hereof to the Effective Time, the Company shall make no further grants under either the Employee Plan or the Director Plan, including automatic grants to non-employee directors of the Company. As soon as reasonably practicable, Parent shall deliver a letter to each holder of a Company Stock Option not exercised prior to the Effective Time evidencing Parent's intention to assume such option and the right of the option holder to purchase the number of shares of Parent Common Stock following the Effective Time as determined under this Section 3.6 and Section 3.1. After the Effective Time, the Employee Plan shall be continued in effect pursuant to its terms by Parent subject to amendment, modification or termination as provided therein, except that the Employee Plan as so continued shall relate only to the issuance of Parent Common Stock pursuant to New Parent Stock Options as provided in this Section 3.6.

     (c) The Company shall take all action necessary to terminate the Director Plan and to cancel all outstanding options thereunder prior to or as of the Effective Time. In addition, the Company shall take all action necessary to cancel each outstanding option under the Employee Plan held by those persons who will not continue in the employ of the Company following the Effective Time (to the best of the Company's knowledge, such persons are set forth on Section 3.6(d) of the Company Disclosure Schedule).

     Section 3.7. Closing of Company Transfer Books. Immediately prior to the Effective Time, the Company Common Stock transfer books shall be closed and no transfer of Company Common Stock shall thereafter be made.

     Section  3.8.  Stockholder  Approval.  The  Company  shall  take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-Laws, to convene a special meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement. The Board of Directors of the Company has approved this Agreement and the Merger and adopted this Agreement and deemed it advisable and in the best interests of the Company and its stockholders and recommended that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of this Agreement at the Company Meeting.

     Section 3.9. Tax Treatment. The Merger is intended to constitute a reorganization under Section 368(a) of the Code, and Parent and the Company shall not report the transaction on any tax return in a manner or take any action inconsistent therewith.

                                   ARTICLE IV.

                  Representations and Warranties of the Company

     The Company represents and warrants to Parent and Sub that, except as set forth in the disclosure schedule attached hereto (the "Company Disclosure Schedule"), which Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and may be amended from time to time pursuant to the provisions hereof:

     Section 4.1. Execution and Delivery. The Company has the corporate power and authority to enter into this Agreement and each agreement, document or instrument contemplated hereby or to be executed in connection herewith to which the Company is a party (the "Company Documents") and, subject to approval of this Agreement by the holders of the Company Common Stock, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Company Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Company's Board of Directors. This Agreement constitutes the valid and binding obligation of the Company and the Company Documents, when executed and delivered, will constitute the valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of a majority of the outstanding shares of Company Common Stock, no other corporate proceedings on the part of the Company are necessary after the date of this Agreement to authorize this Agreement and the Company Documents and the transactions contemplated hereby and thereby.

     Section 4.2. Consents and Approvals. The execution and delivery by the Company of this Agreement and the Company Documents, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, as the case may be, do not require the Company or its Subsidiaries to obtain any consent, approval or action of, or make any filing or registration with, or give any notice to, any person or any Governmental Entity, other than (i) in connection, or in compliance, with the provisions of the H-S-R Act and the Exchange Act, which will be duly obtained or made, as the case may be, on or prior to the Closing, and will be in full force and effect on the Closing Date, (ii) in the case of the performance by the Company of its obligations hereunder and under the Company Documents and the consummation by the Company of the transactions contemplated hereby and by the Company Documents, the approval of the holders of the Company Common Stock as specified in Section 4.1, (iii) the approval of the United States Small Business Administration (the "SBA"),
(iv) the filing of the Certificate of Merger with the Secretary of State of Delaware and (v) any approvals from any Party required under any of the Company's or its Subsidiaries' existing financing agreements as set forth on
Section 4.2(v) of the Company Disclosure Schedule.

     Section 4.3. No Breach. Except as set forth on Section 4.3 of the Company Disclosure Schedule, The execution, delivery and performance by the Company of this Agreement and the Company Documents and the consummation by the Company of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which the Company is a party or by or to which the assets or properties of the Company may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, binding upon the Company, or upon the securities, assets or business of the Company; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Company, or to the securities, assets or business of the Company; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of the Company or its Subsidiaries; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause a violation of, any Permit of the Company or its Subsidiaries; except in the case of (ii) through (vi) above, for violations, conflicts, breaches, defaults, modifications, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of the Company or its Subsidiaries, or adversely affect the consummation of the transactions contemplated hereby (a "Company Material Adverse Effect").

     Section 4.4. Organization, Standing and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Company Material Adverse Effect. All such jurisdictions are set forth on Section 4.4 of the Company Disclosure Schedule. The copies of the Certificate of Incorporation and By-Laws of the Company included as part of
Section 4.4 of the Company Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

     Section 4.5. Capitalization of the Company. The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock and 1,000,000 shares of Company Preferred Stock. As of the date of this Agreement there were 1,745,600 shares of Company Common Stock and no shares of Company Preferred Stock outstanding. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the Company's stockholders may vote issued or outstanding. Section 4.5 of the Company Disclosure Schedule sets forth a true and complete list as of the date indicated of the holders of all (i) outstanding shares of Company Common Stock and (ii) outstanding Company Stock Options, showing as to each such holder the number of shares of Company Common Stock, or Company Stock Options so held, such holder's mailing address and in the case of Company Stock Options, the date of grant, vesting schedule and exercise price of all such Company Stock Options. All outstanding shares of Company Common Stock are duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights.

     Section 4.6. Options and Other Stock Rights. Except for options to purchase Company Common Stock outstanding under the Company's 1999 Stock Option Plan and the Company's Non-Employee Directors Stock Option Plan, each as amended to date, there is no (i) outstanding option, warrant, call, unsatisfied preemptive right or other agreement of any kind to purchase or otherwise to receive from the Company any of the outstanding, authorized but unissued, unauthorized or treasury shares of Company Common Stock, Company Preferred Stock or any other security of the Company, (ii) outstanding security of any kind convertible into any security of the Company, and (iii) outstanding contract or other agreement to purchase, redeem or otherwise acquire any outstanding shares of Company Common Stock, Company Preferred Stock or any other security of the Company.

     Section 4.7. Subsidiaries.

     (a) Section 4.7 of the Company Disclosure Schedule sets forth (i) the name of each subsidiary of the Company;

(ii) the name of each corporation, partnership, joint venture or other entity (other than such subsidiaries) in which the Company or any of its subsidiaries has, or pursuant to any agreement has the right or obligation to acquire at any time by any means, directly or indirectly, an equity interest or investment;
(iii) in the case of each of such corporations described in clauses (i) and (ii) above, (A) the jurisdiction of incorporation and (B) the capitalization thereof and the percentage of each class of capital stock (including any rights, options or warrants outstanding or other agreements to acquire shares of capital stock) and issuances of outstanding debt owned by the Company or any of its subsidiaries and by any other Person.

     (b) Each subsidiary of the Company listed in Section 4.7 of the Company Disclosure Schedule has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate power and authority to own and lease its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where the failure to be so qualified would not reasonably be expected to have a Company Material Adverse Effect. All of the issued and outstanding equity or other participating interests of each subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and, to the extent owned by the Company as indicated in Section
4.7 of the Company Disclosure Schedule, are owned free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or equity, except as set forth in Section 4.7 of the Company Disclosure Schedule.

     (c) As of the date hereof, excluding assets acquired as a result of loan foreclosures and receivables on assets acquired as a result of loan foreclosures and except as listed in Section 4.7 or Section 4.17 of the Company Disclosure Schedule, the Company has not made any advances to or investments in, and does not own any securities of or other interests in, any other person.

     Section 4.8. Corporate Records. The Company has heretofore delivered to Parent true and complete copies of the minute books of the Company and each of its Subsidiaries for the five years prior to the date hereof through and including the date hereof and, all as in effect on the date hereof. The minute books of the Company reflect all actions taken at all meetings and consents in lieu of meetings of stockholders, and all actions taken at all meetings and consents in lieu of meetings of the Company's Board of Directors and all committees thereof.

     Section 4.9. Information in Disclosure Documents. None of the information with respect to the Company or its Subsidiaries to be included in (i) the joint prospectus/proxy statement of the Company and Parent (the "Proxy Statement") required to be mailed to the stockholders of the Company and Parent in connection with the Merger and (ii) the Registration Statement to be filed with the Commission by Parent on Form N-14 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration Statement") will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Registration Statement or Proxy Statement based upon information furnished by Parent for use therein. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Company Disclosure Schedule, as the same may be amended pursuant to the provisions hereof, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     Section 4.10. SEC Documents; Financial Statements.

     (a) The Company and its Subsidiaries have filed and will file with the SEC all forms, reports, schedules, statements, exhibits and other documents (other than registration statements on Form S-8 or reports on Form 11-K, in each case relating to employee benefit plans) (collectively, the "Company SEC Documents") required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Securities Act or the Exchange Act. The Company has furnished or made available to Parent true and correct copies of all Company SEC Documents filed by the Company and its Subsidiaries since July 1, 1998 and will promptly furnish to Parent any other Company SEC Document filed by or on behalf of the Company with the SEC from the date hereof to the Closing Date. At the time filed, the Company SEC Documents filed by the Company since July 1, 1998 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be.

     (b) The audited consolidated financial statements of the Company and its Subsidiaries for the three years ended June 30, 1999, together with the reports and opinions thereon of Marcum & Kliegman, LLP and the unaudited consolidated financial statements of the Company for the three months ended September 30, 1999 and December 31, 1999 (the "Company Interim Financial Statements"), which are included in the Company SEC Documents and have previously been delivered to Parent, are collectively referred to herein as the "Company Financial Statements". The Company Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of the Company at, and the results of its operations for, each of the periods then ended and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject, in the case of the Company Interim Financial Statements, to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

     Section 4.11. Liabilities.

     (a) Except as listed in Section 4.11 of the Company Disclosure Schedule, the Company and its Subsidiaries do not have any direct or indirect liability, contingent or otherwise, that is required by GAAP to be reflected or reserved for on the financial statements of the Company (collectively, the "Liabilities"), that was not adequately reflected or reserved against on the Audited Financial Statements for the period ended

June 30, 1999 or on the Company Interim Financial Statements for the nine-month period ended March 31, 2000, other than (i) liabilities incurred in the ordinary course of business since July 1, 1999 consistent with past practices, or (ii) liabilities permitted by this Agreement to be incurred in connection with the transactions contemplated by this Agreement.

     (b) No payments are due to the SBA as a result of the transactions contemplated hereby, including, without limitation, any accrued interest or dividends resulting from the Company's previous repurchase of its 3% preferred stock from the SBA.

     Section 4.12. No Material  Adverse  Change.  Except as disclosed in Section
4.12 of the Company Disclosure Schedule, since June 30, 1999, there has been no material adverse change in the management, assets, Liabilities, properties, business, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries.

     Section 4.13. Compliance with Laws. Except as disclosed in Section 4.13 of the Company Disclosure Schedule, neither the Company nor its Subsidiaries are in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to the Company or any of its businesses. Neither the Company nor its Subsidiaries received notice that any such violation has been alleged or is being investigated.

     Section 4.14. Permits. The Company and its Subsidiaries have obtained all Permits that are necessary for the ownership and conduct of its businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Company Material Adverse Effect; such Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted or currently proposed to be conducted; no violations exist or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of the Company or its Subsidiaries, threatened, that would suspend, revoke or limit any Permit.

     Section 4.15. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company, its Subsidiaries or any of the Company's directors, officers or employees (in their capacities as such). Except as disclosed in
Section 4.15 of the Company Disclosure Schedule, as of the date of this Agreement there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any claim or notice of intent to institute any matter), which is pending or, to the Company's knowledge, threatened against or involving the Company, its Subsidiaries or any of the Company's directors, officers or employees (in their capacities as such) or properties, capital stock or assets.

     Section 4.16. Contracts and Other Agreements.

     (a) Section 4.16 of the Company Disclosure Schedule sets forth as of the date of this Agreement each contract and other agreement as described below (whether or not in writing) which is currently in effect (unless indicated otherwise below) to which the Company or its Subsidiaries is a party or by or to which its assets or properties are bound, excluding agreements with portfolio companies included in the Company's or its Subsidiaries' investment portfolios:

          (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative of the Company, other than pursuant to Plans described in Section 4.23 of the Company Disclosure Schedule;

          (ii)  contracts  and  other   agreements   with  any  labor  union  or
     association representing any employee;

          (iii) contracts and other agreements for the purchase or sale of equipment or services, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $2,000 per month (in the aggregate in the case of any related series of contracts and other agreements);

          (iv) contracts and other agreements for the sale of any of the assets or properties of the Company or its Subsidiaries or for the grant to any person of any preferential rights to purchase any of the assets or properties of the Company or its Subsidiaries, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $10,000 (in the aggregate in the case of any related series of contracts and other agreements);

          (v) contracts and other agreements calling for an aggregate purchase price or payments in any one year of more than $10,000 payable by the Company or its Subsidiaries in any one case (in the aggregate in the case of any related series of contracts and other agreements);

          (vi) contracts and other agreements, whether or not currently in effect, relating to the acquisition by the Company or its Subsidiaries of any business of, or the disposition of any business involving the Company or its Subsidiaries to, any other person;

          (vii) contracts relating to the disposition or acquisition of any investment or of any interest in any person, which involved the receipt or payment by the Company or its Subsidiaries of an amount in excess of $10,000 (in the aggregate in the case of any related series of contracts and other agreements);

          (viii) joint venture and similar agreements which would involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $50,000 (in the aggregate in the case of any related series of contracts or other agreements);

          (ix) contracts and other agreements, whether or not currently in effect, under which the Company or its Subsidiaries agreed to indemnify any party or to share tax liability of any party, which could involve the payment by the Company or its Subsidiaries of an amount in excess of $10,000 (in the aggregate in the case of any related series of contracts or other agreements);

          (x) contracts and other agreements containing covenants of the Company or its Subsidiaries, or, to the Company's knowledge, its officers, directors or employees, not to compete in or solicit employees in any line of business or with any person in any geographical area or covenants of any other person not to compete with or solicit employees from the Company in any line of business or in any geographical area;

          (xi) contracts and other agreements relating to the making of any loan or other extension of credit by the Company or its Subsidiaries or of any loan by the Company or its Subsidiaries to a stockholder, officer or director of the Company or its Subsidiaries or from a stockholder of the Company to the Company;

          (xii) contracts and other agreements relating to the borrowing of money by, or indebtedness of, the Company or its Subsidiaries or the direct or indirect guaranty by the Company or its Subsidiaries of any obligation or indebtedness of any other person or Governmental Entity (other than any accounts receivable or accounts payable of the Company or its
     Subsidiaries),   including,   without  limitation,  any

     (a) agreement or arrangement relating to the maintenance of compensating balances, (b) agreement or arrangement with respect to lines of credit, (c) agreement to advance or supply funds to any other person other than in the ordinary course of business, (d) agreement to pay for property, products or services of any other person even if such property, products or services are not conveyed, delivered or rendered, (e) keep-well, make-whole or maintenance of working capital or earnings or similar agreement, and (f) guaranty with respect to any lease or other similar periodic payments to be made by any such person;

          (xiii) contracts and other agreements relating to the provision by or to the Company of third party management or administration services, which involve the receipt or payment by the Company or its Subsidiaries of an amount in excess of $10,000 (in the aggregate in the case of any related series of contracts and other agreements);

          (xiv) each Lease and lease of personal property which requires annual lease payments in excess of $10,000;

          (xv) contracts and other agreements pursuant to which the Company or its Subsidiaries obtains or grants insurance or reinsurance;

          (xvi) contracts and other agreements between the Company or its Subsidiaries and any Governmental Entity;

          (xvii) contracts and other agreements which require payments generated by a change in control of the Company;

          (xviii) contracts and other agreements with any stockholder, director or officer of the Company; and

          (xix) contracts and other agreements, whether or not currently in effect, relating to disposal of any controlled or hazardous substance or waste.

     (c) There have been delivered to Parent prior to the date hereof true and complete copies of all of the contracts and other agreements set forth in
Section 4.16 of the Company Disclosure Schedule. Each such contract and other agreement is valid, in full force and effect and binding upon the Company or its Subsidiaries and, to the Company's knowledge, the other parties thereto in accordance with its terms, and the Company or its Subsidiaries is not in default under any of them and the

Company has no knowledge of any threat of cancellation or termination thereunder, nor will the consummation of the transactions contemplated by this Agreement result in a default under any such contract or other agreement or the right to terminate such contract or other agreement. No Permits or other documents or agreements with, or issued by or filed with, any person, have been granted to any other person that provide the right to use any real or tangible personal property comprising any portion of the assets of the Company. Neither the Company nor its Subsidiaries are a party to any contract, commitment, arrangement or agreement which would, following the Closing, restrain or restrict Parent or any affiliate of Parent, from operating the business of the Company or its Subsidiaries in the manner in which it is currently operated.

     Section 4.17. Investment Portfolio.

     (a) The Company's and its Subsidiaries' investment portfolios were acquired in the ordinary course of business, and a true and complete list of the investments in such portfolio, as of the date hereof, with information included thereon as to the principal terms of, principal balance, and amount of accrued interest thereof, and the collateral thereon (if any), as of such date, is listed in Section 4.17 of the Company Disclosure Schedule. Except as disclosed in Section 4.17 of the Company Disclosure Schedule, none of the investments included in such portfolio is in default in the payment of principal or interest or materially impaired. By virtue of the preemption provisions contained in the Small Business Investment Act of 1958, the loans included in the Company's investment portfolio need not comply with the laws and regulations of each of the various states in which the Company does business or in which the Company's borrowers are located.

     (b) Each contract and other agreement between the Company or its Subsidiaries and the portfolio companies in which either has invested, is valid, in full force and effect and binding upon the Company or its Subsidiaries and, to the Company's knowledge, the other parties thereto in accordance with its terms, and neither the Company nor its Subsidiaries is in default under any of them and the Company has no knowledge of any threat of cancellation or termination thereunder, nor will the consummation of the transactions contemplated by this Agreement result in a default under any such contract or other agreement or the right to terminate such contract or other agreement.

     Section 4.18. Real Property.

     (a) Section 4.18 of the Company Disclosure Schedule sets forth (i) a list and summary description of all leases, subleases, licenses, occupancy agreements or other agreements, written and oral, together with any amendments or modifications thereto (each a "Lease" and collectively, the "Leases") with respect to (A) all real property leased by the Company and its

Subsidiaries (whether as lessor or lessee and including those in the names of nominees or other entities) and used or occupied in connection with the business of the Company or its Subsidiaries (the "Leased Real Property") and (B) all real property leased or subleased by the Company or its Subsidiaries, as lessor or sublessor, to third parties (such Section 4.18 of the Company Disclosure Schedule to include the date of each Lease, the address of the respective Leased Real Property, the amount of square feet of such Leased Real Property, the Lease term commencement date, the Lease term expiration date, any renewal options and any early termination provisions in each case with respect to each portion of the Leased Real Property); and (ii) a list and summary description of all real property owned by the Company or its Subsidiaries (the "Owned Real Property").

     (b) Each Lease is, with respect to the Company and its Subsidiaries, in full force and effect, and to the Company's knowledge, is in full force and effect with respect to each other party thereto. The Company and its Subsidiaries have performed all obligations required to be performed by them to date under, and are not in default in respect of, any Lease, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default by the Company or its Subsidiaries. To the knowledge of the Company, there is no default asserted thereunder by any other party thereto and there are no unasserted defaults. All rentals and other payments due under each such Lease have been duly paid.

     (c) The Company's or its Subsidiaries', as the case may be, title to the Owned Real Property and improvements thereon is as set forth on Section 4.18(c) of the Company Disclosure Schedule, subject only to the title exceptions specified therein. None of the Owned Real Property is subject to any right or option of any other person, firm, corporation or other entity to purchase or otherwise obtain title to such property. No Person other than the Company or its Subsidiaries, as the case may be, has any right to use, occupy or lease all or any portion of the Owned Real Property. The real property comprising the Owned Real Property is designated as a separate tax lot.

     The Company or its Subsidiaries, as the case may be, shall, upon request by Parent, deliver to Parent preliminary title commitments ("Title Commitments"), and documents of record for all of the Owned Real Property. Except as set forth on Section 4.18 of the Company Disclosure Schedule, the Title Commitments cover title to each parcel of Owned Real Property, commit to the issuance of an American Land Title Association Owner's title insurance policy showing fee simple title in the Company or its Subsidiaries, as the case may be, subject to the title exceptions set forth therein, and contain a commitment to provide (where available) extended coverage over the general exceptions contained therein.

     (d) The Company has not received any notice of any violation of any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements (including, without limitation, the Americans with Disabilities Act) in respect of the Owned Real Property and the Leased Real Properties, which has not been heretofore remedied, and there does not exist any such violations which, individually or in the aggregate, could have a Company Material Adverse Effect. The Company has not received any notice that any operations on or uses of the Owned Real Property and the Leased Real Properties constitute non-conforming uses under any applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits or other requirements. The Company has no knowledge of nor has received any notice (other than published notice not actually received) of any pending or contemplated rezoning proceeding affecting the Owned Real Property and the Leased Real Properties.

     (e) Neither the Company nor its Subsidiaries have received notice from any insurance carrier regarding defects or inadequacies in the Owned Real Property or the Leased Real Properties, which, if not corrected, would result in termination of the Company's or its Subsidiaries' insurance coverage therefor or an increase in the cost thereof.

     (f) To the knowledge of the Company, there is no pending or threatened: (i) condemnation of any part of the Leased Real Properties by any Governmental Entity; (ii) special assessment against any part of the Owned Real Property or the Leased Real Properties; or (iii) litigation against the Company for breach of any restrictive covenant affecting any part of the Owned Real Property or the Leased Real Properties.

     (g) The improvements at the Owned Real Property or the Leased Real Properties are in good condition and repair, ordinary wear and tear excepted, and have not suffered any casualty or other damage which has not been repaired.

     Section 4.19. Intellectual Property.

     (a) The Company and its Subsidiaries own or otherwise possess all rights as are necessary to use, all patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, registered copyrights (and applications therefor), inventions, discoveries, processes, know-how, systems, scientific, technical, engineering and marketing data, software programs and codes (both source and object), formulae and techniques used in or necessary for the conduct of its business (collectively, "Intellectual Property Rights").

     (b) Neither the Company nor its Subsidiaries have received notice nor otherwise has reason to know of any conflict or alleged conflict with the rights of others pertaining to the Intellectual Property Rights. The businesses of the Company and its Subsidiaries, as presently conducted, do not infringe upon or violate any intellectual property rights of others. The Company and its Subsidiaries have the unrestricted right to use, free and clear of any rights or claims of others, all trade secrets, processes, customer lists and other rights incident to its businesses as now conducted.

     (c) Neither the Company nor its Subsidiaries is currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service names, trade names, copyrights, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise. To the Company's knowledge, no employee of the Company or its Subsidiaries has violated any employment agreement or proprietary information agreement which he had with a previous employer or any patent policy of such employer, or is a party to or threatened by any litigation concerning any patents, trademarks, trade secrets, service names, trade names, copyrights, licenses and the like.

     Section 4.20. Receivables . All accounts receivable and vendor receivables reflected in the Company Interim Financial Statements, and all accounts receivable and vendor receivables arising subsequent to June 30, 1999, represent bona fide transactions that have arisen in the ordinary course of business, are valid and existing and represent moneys due. The Company has made and will make adjustments to the carrying value of such receivables reasonably considered adequate for receivables not collectible in the ordinary course of its business in accordance with GAAP, consistently applied.

     Section 4.21. Banking. Section 4.21 of the Company Disclosure Schedule contains a complete list of all of the bank accounts and lines of credit owned or used by the Company and its Subsidiaries, and the names of all persons with authority to withdraw funds from, or execute drafts or checks on, each such account.

     Section 4.22. Liens. Except as set forth on Section 4.22 of the Company Disclosure Schedule, the Company and its Subsidiaries have good and marketable title to all of its respective assets and properties, in each case free and clear of any lien or other encumbrance, except for (i) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet delinquent or which are being contested in good faith or (ii) liens or other encumbrances of a character that do not detract from the value of the property subject thereto or impair the use of or the access to the property subject thereto, or impair the operation of the Company or its Subsidiaries or detract from their businesses.

     Section 4.23. Employee Benefit Plans.

     (a) Section 4.23(a) of the Company Disclosure Schedule sets forth all "employee benefit plans", as defined in Section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or to which the Company is obligated to contribute thereunder for current or former employees of the Company or to which the Company has contributed or has been obligated to contribute thereunder within the six-year period preceding the date hereof. Each of the employee benefit plans, practices and arrangements set forth in Section
4.23 of the Company Disclosure Schedule shall hereafter be referred to as a "Plan" (or "Plans" as the context may require).

     (b) None of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA or a "defined benefit plan," as defined in Section 3(35) of ERISA.

     (c) Each of the Plans that are intended to qualify under Section 401(a) of the Code, and the trusts maintained pursuant thereto, have been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS (or remain within the remedial amendment period for obtaining an initial determination of exemption from tax), and nothing has occurred with respect to the operation of any such Plan which could cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code.

     (d) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under the Plans or by law to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extensions), and all contributions for any period ending on or before the Effective Time which are not yet due will have been paid or accrued on or prior to the Effective Time.

     (e) There has been no violation of ERISA, the Code or other applicable law with respect to the filing of applicable reports, documents and notices regarding the Plans with the Secretary of Labor or the Secretary of the Treasury, or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Plans.

     (f) True, correct and complete copies of the following documents, with respect to each of the Plans, have been delivered to Parent by the Company: (i) all plans and related trust documents, and amendments thereto; (ii) the most recent IRS Forms 5500; (iii) the last IRS determination letter; and (iv) summary plan descriptions.

     (g) There are no pending actions, claims or lawsuits which have been asserted or instituted against the Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Plans with respect to the operation of such Plans (other than routine benefit claims or actions seeking qualified domestic relations orders), nor does the Company have knowledge of any threatened claim or lawsuit.

     (h) The Plans have been maintained in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and neither the Company nor any "party in interest" or "disqualified person" with respect to the Plans has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or 4975 of the Code that could result in liability to the Company or Parent. No fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Plan.

     (i) None of the Plans provide retiree life or retiree health benefits except as may be required under applicable state law, Section 4980B of the Code or Section 601 of ERISA or at the expense of the participant or the participant's beneficiary. The Company have complied with the notice and health care continuation requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA. (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of the Company, (ii) increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any benefits under any Plan.

     Section 4.24. Employee Relations.

     (a) The Company and its Subsidiaries are in compliance with all laws regarding employment, wages, hours, equal opportunity, collective bargaining and payment of social security and other taxes. Neither the Company nor its Subsidiaries is engaged in any unfair labor practice or discriminatory employment practice and no complaint of any such practice against the Company or its Subsidiaries has been filed or, to the Company's knowledge, threatened to be filed with or by the National Labor Relations Board, the Equal Employment Opportunity Commission or any other administrative agency, federal or state, that regulates labor or employment practices, nor is any grievance filed or, to the Company's knowledge, threatened to be filed, against the Company or its Subsidiaries by any employee pursuant to any collective bargaining or other employment agreement to which the Company is a party or is bound. The Company and its Subsidiaries are in compliance with all applicable foreign, federal, state and local laws and regulations regarding occupational safety and health standards, and has received no complaints from any foreign, federal, state or local agency or regulatory body alleging violations of any such laws and regulations.

     (b) Except as set forth on Section 4.24(b) of the Company Disclosure Schedule, the employment of all persons employed by the Company and its Subsidiaries is terminable at will without any penalty or severance obligation of any kind on the part of the employer. All sums due for employee compensation and benefits and all vacation time owing to any employees of the Company and its Subsidiaries have been duly and adequately accrued on the accounting records of the Company and its Subsidiaries. All employees of the Company and its Subsidiaries are either United States citizens or resident aliens specifically authorized to engage in employment in the United States in accordance with all applicable laws.

     Section 4.25. Insurance. Section 4.25 of the Company Disclosure Schedule sets forth a list of all policies or binders of errors and omissions, fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the Company or its Subsidiaries (collectively, the "Insurance Policies"). Such Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's business. In addition, Section 4.25 of the Company Disclosure Schedule sets forth in respect of the Insurance Policies (i) a description of occurrences reported involving amounts in excess of $10,000 and (ii) the aggregate amount paid out under each such policy during the period from January 1, 1995 through the date hereof. There have been no disputes regarding denial or nonpayment of claims under any Insurance Policy.

     Section 4.26. Officers, Directors, Employees, Consultants. Section 4.26 of the Company Disclosure Schedule sets forth (i) the name of each officer and director of the Company and the amount of compensation paid during fiscal 1999 and the amount reasonably expected to be paid during fiscal 2000, (ii) the name of each other employee or class of employees of the Company who either (x) received compensation in fiscal 1999 in excess of $25,000 or (y) is anticipated to receive, based on current compensation levels, compensation in fiscal 2000 in excess of $25,000, indicating the amount of such compensation for such persons for fiscal 1999 and fiscal 2000; and (iii) a list of all employees employed by the Company at December 31, 1999. The Company does not employ any person as a consultant, whose employment cannot be terminated on not less than 30 days' notice without penalty.

     Section 4.27. Transactions with Directors, Officers and Affiliates. Except as disclosed in Section 4.27 of the Company Disclosure Schedule, since January 1, 1998, there have been no transactions between the Company and any director, officer, employee, stockholder or other affiliate of the Company or loans, guarantees or pledges to, by or for the Company from, to, by or for any of such persons. Since January 1, 1998, other than as disclosed on Section 4.27 of the Company Disclosure Schedule, none of the officers, directors or employees of the Company, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Company, except for an investment in less than 5% of the outstanding equity of any such firm, corporation, association or business enterprise, the equity of which is publicly traded.

     Section  4.28.  Operations  of the Company.  Except as disclosed in Section
4.16 or 4.28 of the Company Disclosure Schedule and except as may result from the transactions contemplated by this Agreement, since June 30, 1999, the Company has not:

          (i) amended its Certificate of Incorporation or by-laws or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

          (ii) issued or sold or purchased, or issued options or rights to subscribe to, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any of its bonds, notes, debentures or other evidences of indebtedness other than (x) options granted pursuant to the Company's Stock Option Plan or (y) Company Common Stock issued upon exercise of Company Stock Options;

          (iii) entered into or amended any agreement with any labor union or association representing any employee, or, except for Plans referred to in
     Section 4.23 of the Company Disclosure Schedule, made any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives in excess of $10,000, or commitment or agreement to make or pay the same;

          (iv) except for dividends paid by the Company in the ordinary course of business consistent with past practice, declared or made any Distributions to any stockholder or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

          (v) made any change in its accounting methods or practices or made any change in depreciation or amortization policies, except as required by law or GAAP;

          (vi) made any loan or advance to its stockholders or to any of the directors, officers or employees of the Company, consultants, agents or other representatives, or otherwise than in the ordinary course of business made any other loan or advance;

          (vii) except in the ordinary course of business consistent with past practice, (A) entered into any Lease; (B) sold, abandoned or made any other disposition of any of its assets or properties; (C) granted or suffered any lien or other encumbrance on any of its assets or properties; (D) entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject which if existing on the date hereof would need to be disclosed in Section 4.16 of the Company Disclosure Schedule;

          (viii) made or entered into any agreement to make any acquisition of all or a substantial part of the assets, properties, securities or business of any other person, other than investments in portfolio companies identified on Section 4.17 of the Company Disclosure Schedule;

          (ix) paid, directly or indirectly, any of its Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

          (x) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the assets, liabilities, properties, business, operations, condition (financial or otherwise), operations or prospects of the Company;

          (xi) made any revaluation of any assets or write-down of the value of any receivables of the Company in excess of $10,000, other than revaluations of the Company's investment portfolio on a quarterly basis in the normal course of business consistent with past practice;

          (xii) except in the ordinary course of business consistent with past practice, accelerated the collection, or sale to third parties, of any receivables of the Company, or delayed the payment of any payables of the Company;

          (xiii) except in connection with the Company's investment portfolio, entered into any contract or agreement or other transaction that obligates the Company to pay an amount in excess of $15,000 in any one individual instance and $50,000 in the aggregate of all such instances, which contract is not terminable by the Company upon not more than 30 days' notice; or

          (xiv) suffered any damage, destruction or loss, whether covered by insurance or not, which has had or could have a Company Material Adverse Effect.

     Section 4.29. Brokerage. Except as disclosed on Section 4.29 of the Company Disclosure Schedule, no broker, agent or finder has acted, directly or indirectly, for the Company or, to the knowledge of the Company, any of the Company Stockholders, nor has the Company or, to the knowledge of the Company, any of the Company Stockholders, incurred any obligation to pay any brokerage fee, agent's commission or finder's fee or other commission in connection with the transactions contemplated by this Agreement. The Company has furnished to Parent a copy of any engagement letter relating to the persons indicated on
Section 4.29 of the Company Disclosure Schedule.

     Section 4.30. Taxes.

     (a) The Company and its Subsidiaries have duly and timely filed all federal, state, local, foreign and other Tax returns and reports ("returns") required to be filed by them on or before the date hereof, and have either (i) paid all Taxes of the Company and its Subsidiaries due and payable or (ii) accrued on the consolidated balance sheet of the Company included in the Company Interim Financial Statements previously furnished to Parent (in accordance with GAAP applied on a basis consistent with that of prior years) all Taxes required to be accrued by the Company on or before the date hereof. All of such returns are true, accurate and complete and reflect the Tax liability in all material respects for which the Company and its Subsidiaries could be held responsible and all Taxes for which the Company and its Subsidiaries could be held responsible as shown on such returns as due and payable have been paid.

     (b) The Company and its Subsidiaries are not delinquent in the payment of any Taxes for which the Company or any of its Subsidiaries could be held responsible, nor has the Company or any of its Subsidiaries requested any extension of time within which to file any return which return has not since been filed, nor has the Company or any of its Subsidiaries waived or tolled the running of any statute of limitations with respect to any such Taxes.

     (c) Except as disclosed in Section 4.30 of the Company Disclosure Schedule, no return of the Company or any of its Subsidiaries has ever been examined or audited by any Governmental Entity; no deficiency for any Tax has been threatened, asserted or assessed against the Company or its Subsidiaries; and there are neither unresolved questions or claims, nor proceedings or actions pending (including an audit of any return filed by the Company or its Subsidiaries with any federal, state, local or foreign taxing authority), concerning either the Tax liability of the Company or any of its Subsidiaries or the collection or assessment of any Tax for any period for which returns have been filed or were due.

     (d) The Company has delivered to Parent true and correct copies of any filed returns (including information returns and Forms 1120-RIC) of the Company and its Subsidiaries which refer to any period of time from July 1, 1996, through the date of this Agreement or to any event which occurred during that period of time. A list of such returns is set forth on Section 4.30 of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries has filed an election under Section 341(f) of the Code that is applicable to the Company, any of its Subsidiaries or any asset held by the Company or any of its Subsidiaries. In addition, none of the Company's debt is corporate acquisition indebtedness within the meaning of Section 279 of the Code. Neither the Company nor any of its Subsidiaries has agreed, nor is required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth in Section 4.30 of the Company Disclosure Schedule, the Company is not subject to or a member of any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes. The Company and, as applicable, its
Subsidiaries has withheld and, if due, paid all Taxes required to have been withheld and, if due, paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. There are no pending claims or assessments for Taxes payable by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     (e) Section 4.30 of the Company Disclosure Schedule lists each state in which the Company and its Subsidiaries are required to file returns. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file returns that it is or may be subject to taxation by that jurisdiction. There are no liens or other security interests for material Taxes upon any of the assets of the Company or any Subsidiary of the Company except for liens for current Taxes not yet due and payable.

     (f) Except as disclosed in Section 4.30 of the Company Disclosure Schedule, the Company does not have any earnings and profits, as defined for purposes of Subchapter C of the Code, accumulated in any taxable year during which the Company was not a regulated investment company.

     (g) For each taxable year of its operation since June 30, 1984, the Company has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has been eligible to and has computed its federal income tax under Section 852 of the Code. No assets held by the Company would, on disposition thereof, result in liability for Tax by reason of the provisions of Treas. Reg. ss. 1.337(d)-5T.

     (h) Neither the Company nor any Subsidiary of the Company is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract or arrangement.

     Section 4.31. Execution and Validity of Agreements with Named Executives. Neither the Company nor its Subsidiaries is a party to any contract, commitment, arrangement or agreement which could, following the Closing, restrain or restrict the parties to the Agreements with Named Executives from performing their respective obligations thereunder.

     Section 4.32. Environmental Laws.

     (a) The Company and its Subsidiaries (i) are in compliance in all respects with all Environmental Laws; (ii) have obtained all necessary Environmental Permits, the failure of which to obtain could have a Company Material Adverse Effect, all of which are in full force and effect; and (iii) are in compliance with all terms and conditions of such Environmental Permits.

     (b) Neither the Company nor its Subsidiaries have violated or done any act which could give rise to material liability under, and has not otherwise failed to act in a manner which would expose it to material liability under, any Environmental Law. No event has occurred which, upon the passage of time, the giving of notice, or failure to act would reasonably be expected to give rise to material liability to the Company under any Environmental Law.

     (c) To the Company's knowledge, no Hazardous Material has been released, spilled, discharged, dumped, disposed of, or otherwise come to be located in, at or beneath any of the Owned Real Property or the Leased Real Property or any properties or assets formerly owned, operated or otherwise controlled by the

Company and used in the conduct of the Company's business (i) in violation of any Environmental Law, or (ii) in such manner as would reasonably be expected to cause an environmental liability of the Company or its Subsidiaries.

     (d) To the Company's knowledge, there have been and are no: (i) aboveground or underground storage tanks; (ii) surface impoundments for Hazardous Materials;
(iii) wetlands as defined under Environmental Law or (iv) asbestos containing materials or PCBs or PCB-containing equipment, located within any portion of the Owned Real Property or the Leased Real Property, which individually or in the aggregate could have a Company Material Adverse Effect.

     (e) No liens have been placed upon any Owned Real Property or any Leased Real Property in connection with any actual or alleged liability under any Environmental Law.

     (f) (i) There is no pending or, to the knowledge of the Company, threatened, claim, litigation or administrative proceeding against the Company arising under any Environmental Law; (ii) neither the Company nor its Subsidiaries have ongoing negotiations with or agreements with any Governmental Entity relating to any Remedial Action or other environmentally-related claim;
(iii) neither the Company nor its Subsidiaries have submitted notice pursuant to
Section 103 of CERCLA or analogous statute or notice under any applicable Environmental Law reporting a release of a Hazardous Material into the environment; and (iv) neither the Company nor its Subsidiaries have received any notice, claim, demand, suit or request for information from any Governmental Entity or private entity with respect to any liability or alleged liability under any Environmental Law, nor to the knowledge of the Company, has any other entity whose liability therefor, in whole or in part, may be attributed to the Company, received such notice, claim, demand, suit or request for information. Neither the Company nor its Subsidiaries, nor to the Company's knowledge, any prior owner or operator of Owned Real Property or the Leased Real Property have generated, disposed of, or arranged for the disposal of any Hazardous Material except in compliance with Environmental Law.

     (g) Neither the Company nor its Subsidiaries have, and, to the knowledge of the Company, no other entity whose liability therefor, in whole or in part, may be attributed to the Company or its Subsidiaries, disposed of any Hazardous Material at any location which is identified on the current or proposed (i) National Priorities List under 40 C.F.R. 300 Appendix B, (ii) CERCLIS list or
(iii) the Leaking Underground Storage Tank list or any analogous state list.

     (h) The Company has provided to Parent all environmental studies and reports pertaining to the Owned Real Property or the Leased Real Property, the operations conducted thereon and the Company made by or at the direction of the Company or its Subsidiaries or otherwise in the Company's possession.

     Section 4.33. Accounting Matters. Neither the Company nor, to the knowledge of the Company, any Company Stockholder or any affiliates thereof, has taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests".

     Section 4.34. Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Merger Agreement and the Merger are advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger Agreement in accordance with the applicable provisions of the Delaware Corporation Law and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Common Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the Company Meeting.

     Section 4.35. Fairness Opinion. The Board of Directors of the Company has received, as of the date hereof, the oral opinion of First Colonial Securities Group, Inc. ("First Colonial"), o be confirmed in writing, to the effect that, as of such date, the aggregate Share Consideration to be received by the Company's shareholders in the Merger is fair and equitable to the Company's shareholders from a financial point of view. Pursuant to Section 6.22 herein, a copy of the written opinion of First Colonial shall be delivered to Parent within forty-five (45) days after the date hereof.

                                   ARTICLE V.

                Representations and Warranties of Parent and Sub

     Parent and Sub represent and warrant to the Company that, except as set forth in the disclosure schedule attached hereto (the "Parent Disclosure Schedule"), which Parent Disclosure Schedule and shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article
V:

     Section 5.1. Execution and Delivery. Each of Parent and Sub has the corporate power and authority to enter into this Agreement and each agreement, document or instrument contemplated hereby or to be delivered in connection herewith to which such person is a party (the "Parent Documents") and to carry out its respective obligations hereunder and thereunder. The execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Parent and Sub, as applicable (and, in the case of this Agreement, by the Board of Directors of Sub and by Parent as the sole stockholder of Sub). This Agreement constitutes the valid and binding obligation of Parent and Sub and the Parent Documents will constitute the valid and binding obligations of Parent and Sub, when executed by such person, in each case, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or the Parent Documents and the transactions contemplated hereby and thereby.

     Section 5.2. Consents and Approvals. The execution and delivery by Parent and Sub of this Agreement and the Parent Documents to which such person is a party, the performance by Parent and Sub of their respective obligations hereunder and thereunder and the consummation by Parent and Sub of the transactions contemplated hereby and thereby do not require Parent or Sub to obtain any consent, approval or action of, or make any filing or registration with or give any notice to, any Governmental Entity, other than (i) in connection, or in compliance, with the provisions of the H-S-R Act, the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of various states, all of which will be duly obtained or made, as the case may be, on or prior to the Closing, and will be in full force and effect on the Closing Date, (ii) the approval of the SBA, (iii) the filing of the Certificate of Merger with the Secretary of State of Delaware and (iv) as to which the failure to so obtain, file or register would not have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities, or operations of Parent and its Subsidiaries, taken as a whole, or prevent the consummation of the transactions contemplated hereby (a "Parent Material Adverse Effect").

     Section 5.3. No Breach. The execution, delivery and performance by Parent and Sub of this Agreement and the Parent Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (i) violate any provision of the Certificate of Incorporation or By-Laws of Parent or Sub;
(ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement or instrument to which Parent or Sub is a party or by or to which the assets or properties of Parent or Sub may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Entity against, or binding upon, or any agreement with, or condition imposed by, any Governmental Entity, binding upon Parent or Sub, or upon the securities, assets or business of Parent or Sub;
(iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Parent or Sub, or to the securities, assets or business of Parent or Sub; (v) result in the creation or imposition of any lien or other encumbrance or the acceleration of any indebtedness or other obligation of Parent or Sub; or (vi) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit of Parent or Sub; except in the case of (ii) through (vi) for violations, conflicts, breaches, defaults, modifications, impairments, liens or other encumbrances that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

     Section 5.4. SEC Documents; Financial Statements.

     (a) Parent has filed and will file with the SEC all forms, reports, schedules, statements, exhibits and other documents (other than registration statements on Form S-8 or reports on Form 11-K, in each case relating to employee benefit plans) (collectively, the "Parent SEC Documents") required to be filed on or before the date hereof or the Closing Date, respectively, by it under the Securities Act or the Exchange Act. Parent has furnished or made available to the Company true and correct copies of all Parent SEC Documents filed by Parent since December 31, 1997 and will promptly furnish to the Company any other Parent SEC Document filed by or on behalf of Parent with the SEC from the date hereof to the Closing Date. At the time filed, the Parent SEC Documents filed by Parent since December 31, 1998 (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Securities Act or Exchange Act, as the case may be.

     (b) The audited consolidated financial statements of Parent for the period from January 1, 1998 to December 31, 1998, together with the report and opinion thereon of Arthur Andersen LLP, and the unaudited consolidated financial statements of Parent for the twelve months ended December 31, 1999 (the "Parent Interim Financial Statements"), which are included in the Parent SEC Documents and have previously been delivered to the Company, are collectively referred to herein as the "Parent Financial Statements". The Parent Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto; and fairly present, in all material respects, on a consolidated basis, the financial position of Parent at, and the results of its operations for, each of the periods then ended and were prepared in conformity with GAAP applied on a consistent basis, except as otherwise disclosed therein and, subject, in the case of the Parent Interim Financial Statements, to normal year-end adjustments, the absence of footnote disclosures, and any other adjustments described therein.

     Section 5.5. Shares of Parent Common Stock. The shares of Parent Common Stock will, when issued and delivered to the Company Stockholders pursuant to
Section 3.1(a), be duly authorized, validly issued, fully paid, non-assessable, and free of all liens and other encumbrances of any kind or nature whatsoever.

     Section 5.6. Organization, Standing and Authority of Parent and Sub. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to own, lease and operate its assets, properties and businesses and to carry on its businesses as now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of such activities make such qualification necessary, except where the failure to so qualify would not, individually or in the aggregate, have a Parent Material Adverse Effect. Sub has not engaged in any business (other than certain organizational matters) since the date of its incorporation. The copies of the Certificate of Incorporation and By-Laws of Parent and Sub included as part of Section 5.6 of the Parent Disclosure Schedule constitute accurate and complete copies of such organizational instruments and accurately reflect all amendments thereto through the date hereof.

     Section 5.7. Capitalization.

     (a) The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share. As of March 28, 2000, there were 14,029,798 shares of Parent Common Stock and no shares of preferred stock outstanding and there have been no material changes in such numbers through the date hereof. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Parent's stockholders may vote issued or outstanding. All outstanding shares of Parent Common Stock are duly authorized and are validly issued, fully paid and nonassessable. Except for options to purchase Parent Common Stock outstanding under Parent's 1996 Stock Option Plan and Amended and Restated 1996 Non-Employee Directors Stock Option Plan, each as amended to date, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

     (b) The authorized capital stock of Sub consists of 100 shares of Sub Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable.

     Section 5.8. Brokerage. No broker, agent or finder has acted, directly or indirectly, for Parent or Sub. Parent and Sub have not incurred any obligation to pay any brokerage fees, agent's commissions or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     Section 5.9. Information in Disclosure Documents. None of the information supplied by Parent or Sub for inclusion in the Registration Statement and the Proxy Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this provision shall not apply to statements or omissions in the Registration Statement or Proxy Statement based upon information furnished by the Company for use therein. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by Parent contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Parent Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     Section 5.10. No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the management, assets, liabilities, properties, business, operations, financial condition or results of operations of Parent.

     Section 5.11. Sub Action. The Board of Directors of Sub (at a meeting duly called and held) has by the requisite vote of all directors present approved the Merger in accordance with the provisions of Section 251 of the Delaware Corporation Law.

     Section 5.12. Liabilities. Neither Parent nor Sub has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations disclosed or reserved against in the unaudited consolidated interim financial statements of Parent as of and for the three months ended March 31, 2000 included in Parent SEC Documents or disclosed in the footnotes thereto or in the footnotes to the audited consolidated financial statements of Parent as of and for the fiscal year ended December 31, 1999 included in Parent SEC Documents or otherwise disclosed in Parent's 1999 Form 10-K or in Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, and (b) liabilities or obligations which do not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 5.13. Compliance with Laws. Except as disclosed in Section 5.15 of the Parent Disclosure Schedule, Parent is not in violation of any applicable order, judgment, injunction, award or decree, law, ordinance or regulation or any other requirement of any Governmental Entity applicable to Parent or any of its businesses; Parent has not received notice that any such violation has been alleged or is being investigated.

     Section 5.14. Permits. Parent has obtained all Permits that are necessary for the ownership and conduct of its businesses as presently conducted or currently proposed to be conducted, other than any Permits, the absence of which would not, individually or in the aggregate, have a Parent Material Adverse Effect; such Permits are in full force and effect and are sufficient for the ownership and conduct of such businesses as presently conducted or currently proposed to be conducted; no violations exist or have been recorded in respect of any Permit; and no proceeding is pending or, to the knowledge of Parent, threatened, that would suspend, revoke or limit any Permit.

     Section 5.15. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its directors, officers or employees (in their capacities as such). Except as disclosed in Section 5.15 of the Parent Disclosure Schedule, as of the date of this Agreement there is no claim, action, suit, litigation, legal, administrative or arbitration proceeding, whether formal or informal (including, without limitation, any claim or notice of intent to institute any matter), which is pending or, to Parent's knowledge, threatened against or involving the Company or any of its directors, officers or employees (in their capacities as such) or properties, capital stock or assets, except where the failure of any of the foregoing to be true does not individually or in the aggregate have a Parent Material Adverse Effect on Parent.

     Section 5.16. Loan Portfolio. Parent's loan portfolio was acquired in the ordinary course of business. All loans included in such portfolio comply with all laws and regulations of each of the states to which Parent is subject relating thereto.

     Section 5.17.  Accounting Matters.  Parent has not taken nor agreed to take
any  action  that  would  prevent  Parent  from   accounting  for  the  business
combination to be effected by the Merger as a "pooling of interests".

     Section 5.18. Tax. Parent has filed within the time required by law (including extension periods) all material Tax returns and paid all Taxes shown as due on these returns.

                                   ARTICLE VI.

                            Covenants and Agreements

     Each of Parent, Sub and the Company (as applicable) covenant and agree as follows:

     Section 6.1. Conduct of Business.

     (a) Prior to the Effective Date, unless Parent shall otherwise agree in writing:

          (i) The Company shall carry on its respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Date, except such impairment as would not have a Company Material Adverse Effect. The Company shall (i) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (ii) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company; (iii) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (iv) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would result in a Company Material Adverse Effect.

          (ii) The Company shall not  undertake any of the actions  specified in
     Section 4.28.

          (iii) The Company shall not take or cause to be taken any action, whether before or after the Effective Date, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.

          (iv) Except as set forth on Section 6.1(iv) of the Company Disclosure Schedule, the Company shall not (a) originate any loans secured by taxicab medallions ("Medallion Loans") in an amount greater than 90% of the purchase price or the fair market value whichever is lower; (b) originate any subordinated Medallion Loans; (c) make any equity investment without the consent of Parent, which shall not be unreasonably withheld; and (d) originate any loans to small businesses secured by equipment and other related collateral equal to or greater than $200,000 in principal amount without the consent of Parent, which shall not be unreasonably withheld (reasonableness shall be determined by, among other things, past business practices of the Company with respect to such loans). With respect to items
     (c) and (d) above, upon receipt of the principal terms and financial information, Parent shall have six (6) business days to inform the Company of its consent or refusal thereof. With respect to any loans contemplated in item (c) above which are less than $200,000 in principal amount, the Company shall give reasonable notice to Parent of the Company's intent to originate such loans prior to the origination of such loans.

     (b) From the date hereof to the Effective Date, unless the Company shall otherwise consent in writing (which shall not be unreasonably withheld), Parent shall in all material respects carry on its respective businesses in the usual, regular and ordinary course, provided, that for purposes of this Section 6.1(b), "ordinary course" shall mean any activities or business related, directly or indirectly, to lending, financing, leasing, advertising and the like, as well as to the taxicab industry in general.

     Section 6.2. Litigation Involving the Company. Prior to the Closing Date, the Company shall notify Parent of any actions or proceedings of the type required to be described in Sections 4.15, 4.30 or 4.32 that are threatened or commenced against the Company, or against any officer or director, property or asset of the Company, or with respect to the Company's affairs, promptly upon the Company becoming aware thereof, and of any requests of the Company or, to the knowledge of the Company, any Company Stockholder, for additional information or documentary materials by any Governmental Entity in connection with the transactions contemplated hereby promptly upon the Company becoming aware thereof. As to compliance with such requests for such information, the Company shall consult with and obtain the consent of Parent, which consent shall not be withheld unreasonably; provided that such consent shall be unnecessary where such information is required by law to be provided.

     Section 6.3. Continued Effectiveness of Representations and Warranties of the Parties. From the date hereof through the Closing Date, (a) the Company shall use all reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties of the Company contained in Article IV shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of Section 4.12 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein; (b) Parent and Sub shall use their respective reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date as if made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of
Section 5.10
only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein; (c) the Company shall promptly notify Parent and Sub of any event, condition or circumstance occurring from the date hereof through the Closing Date of which the Company becomes aware that would cause any material revisions to the Company Disclosure Schedule provided by the Company pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by the Company; and (d) Parent and Sub shall promptly notify the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date of which it becomes aware that would cause any material revisions to the Parent Disclosure Schedule provided by Parent or Sub pursuant to this Agreement, or that would constitute a violation or breach of this Agreement by Parent or Sub. No such notification shall be deemed an amendment to the Disclosure Schedules to this Agreement, except as otherwise provided by this Agreement.

     Section 6.4. Corporate Examinations and Investigations.

     (a) The Company shall cooperate with Parent as Parent shall reasonably request in connection with the Parent's due diligence review of the Company, to the extent necessary to confirm the accuracy of the Company's representations and warranties.

     (b) Parent shall cooperate with the Company as the Company shall reasonably request in connection with the Company's due diligence review of Parent, to the extent necessary to confirm the accuracy of Parent's representations and warranties.

     (c) If this Agreement terminates, the parties hereto and their respective affiliates shall keep confidential and shall not use or retain in any manner any information or documents obtained from any other party concerning its assets, liabilities, properties, business or operations, unless readily ascertainable from public or published information or trade sources or already known or subsequently developed by it independently of any investigation of any other party, or received from a third party not under an obligation to such other party to keep such information confidential.

     Section 6.5. Preparation of Company Restated Financial Statements. Promptly after the execution of this Agreement, the Company shall cause to be prepared
(i) the consolidated balance sheet of the Company as of December 31, 1996, 1997, 1998 and 1999, together with the respective related consolidated statements of income, shareholders' equity and cash flows for the 12 months ended December 31, 1999, 1998, 1997 and 1996 and (ii) the information required by Item 301 "Selected Financial Data" of Regulation S-K of the SEC for the 12 months ended December 31,

1996, 1995 and 1994 (the "Company Restated Financial Statements"). The Company Restated Financial Statements shall be prepared in accordance with GAAP applied on a basis consistent with that used in, and in accordance with the same accounting principles applied in, the preparation of the Company Financial Statements and shall include all information and schedules as are required by Regulation S-X of the SEC. The Company shall cause Marcum & Kliegman, LLP to audit the Company's Restated Financial Statements, other than the Selected Financial Data for 1996, 1995 and 1994, and shall cause Marcum & Kliegman, LLP to issue, on or prior to the Effective Date, an opinion containing no qualifications or exceptions with respect to the scope of its audit or otherwise on the Company Restated Financial Statements that such accountants have audited the Company Restated Financial Statements in accordance with generally accepted auditing standards and that the Company Restated Financial Statements were prepared in accordance with GAAP. The Company shall cause the Company Restated Financial Statements, together with the opinion of Marcum & Kliegman, LLP referenced above, to be delivered to Parent on or prior to the Effective Date. In connection with the preparation of Parent's securities law filings, Arthur Andersen LLP shall have access to Marcum & Kliegman, LLP work papers and personnel.

     Section 6.6. Registration Statement/Proxy Statement.

     (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Parent Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall file with the SEC the definitive Proxy Statement and Parent shall file with the SEC the definitive Proxy Statement and the Registration Statement and Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

     Section 6.7. Compliance with the Securities Act.

     (a) Prior to the Effective Date the Company shall cause to be delivered to Parent an opinion (satisfactory to counsel for Parent) of Stursberg & Veith, identifying all persons who were, in its opinion, at the time of the Company Meeting convened in accordance with Section 3.7, "affiliates" of the Company as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Affiliates").

     (b) The Company shall use its best efforts to obtain a written agreement from each person who is identified as a possible Affiliate in the opinion referred to in clause (a) above, in the form previously approved by the parties, that he or she will not offer to sell, sell or otherwise dispose of any of the Parent Common Stock issued to him or her pursuant to the Merger, except in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act. The Company shall deliver such written agreements to Parent on or prior to the Effective Date. The Company shall use its best efforts to cause each person who is identified as an Affiliate in such opinion to deliver to Parent, on or prior to the earlier of (i) the mailing of the Proxy Statement/Prospectus or (ii) the 30th day prior to the Effective Date, a written agreement, in substantially the form attached hereto as Exhibit D, that such Affiliate will not thereafter sell or in any other way reduce such Affiliate's risk relative to any Parent Common Stock received in the Merger (within the meaning of the SEC's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies," ss. 201.01 (47 F.R. 21030) (April 15, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC. As soon as is reasonably practicable but in no event later than 45 days after the end of the first fiscal quarter of Parent ending at least 30 days after the Effective Date, Parent will publish results including at least 30 days of combined operations of Parent and the Company as referred to in the written agreements provided for by this Section 6.7(b).

     Section 6.8. Nasdaq Listing. Parent shall use its reasonable best efforts to list on the Nasdaq National Market, the Parent Common Stock to be issued pursuant to the Merger.

     Section 6.9. Acquisition Proposals. The Company will notify Parent promptly if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or, to the knowledge of the Company, any of the Company Stockholders, in each case in connection with any acquisition, business combination or purchase of all or any material portion of the assets of, or any equity interest in, the Company, and will furnish to Parent a copy of any such proposal received by any of them.

     Section 6.10. No Shopping. Subject to the fiduciary duties of the Board of Directors of the Company, as advised in writing by outside counsel, prior to the earlier of (i) the Effective Time or (ii) the termination of this Agreement, the Company shall not, directly or indirectly, through any officer, director, employee, representative, agent, financial advisor or otherwise (x) solicit, initiate or knowingly encourage (including by way of furnishing information) inquiries or submission of proposals or offers from any person relating to any sale of all or any portion of the assets, business, properties of (other than immaterial or insubstantial assets), or any equity interest in, the Company or any business combination with the Company, whether by merger, consolidation, purchase of assets, tender offer, recapitalization, liquidation, dissolution or otherwise or any other transaction, the consummation of which would or could impede, interfere with, prevent or materially delay the Merger (each, an "Acquisition Proposal") or (y) participate in any negotiation regarding, or furnish to any other person any information with respect to, or otherwise knowingly cooperate in any way with, or knowingly assist in, facilitate or encourage, any effort or attempt by any other person to do or seek to do any of the foregoing.

     Section 6.11. Parent and Sub Approvals. Parent and Sub shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any person or Governmental Entity required to be obtained by Parent and Sub to consummate the transactions contemplated hereby, and will cooperate with the Company in seeking to obtain all such approvals, authorizations and consents. Parent and Sub shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies or authorities or the Company may reasonably request.

     Section 6.12. Company Approvals. The Company shall take all reasonable steps necessary or appropriate to obtain as promptly as practicable all necessary approvals, authorizations and consents of any third party or Governmental Entity required to be obtained by the Company to consummate the transactions contemplated hereby and will cooperate with Parent in seeking to obtain all such approvals, authorizations and consents. The Company shall use all reasonable efforts to provide such information to such persons, bodies and authorities as such persons, bodies and authorities or Parent may reasonably request.

     Section 6.13. Distribution. The Company shall not declare, set aside or pay any Distribution, except in the ordinary course of business consistent with past practice, without the consent of Parent which shall not be unreasonably withheld.

     Section 6.14. Expenses . Except as otherwise specifically provided herein, Parent, Sub and the Company shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of investment bankers, agents, representatives, counsel and accountants ("Transaction Expenses") provided that, Parent shall be responsible for customary expenses relating to (i) obtaining regulatory approvals and (ii) preparation of the proxy statement and prospectus and the Company shall be responsible for expenses relating to (i) the restatement of the Company's financial statements and (ii) the Company's fairness opinion, provided further, that the Company shall be responsible for the legal fees of its legal and financial counsel relating to the proxy statement and prospectus and regulatory approvals required hereunder. In any action, suit or proceeding under or to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and other out-of-pocket expenses from the losing party. Notwithstanding anything contained in this Section 6.14 to the contrary, if this Agreement is terminated (i) by the Company pursuant to the provisions of
Section 12.1(k) or (ii) by Parent pursuant to the provisions of Section 12.1(l), the party electing to terminate shall be entitled to receive from the non-terminating party its expenses incurred in connection with the preparation, execution and performance of this Agreement, such expenses not to exceed $350,000 in the aggregate.

     Section 6.15. Further Assurances.

     (a) Each of Parent, Sub and the Company shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each of Parent, Sub and the Company shall use all reasonable efforts to cause all actions to effectuate the Closing for which such party is responsible under this Agreement to be taken as promptly as practicable, including using all reasonable efforts to obtain all necessary waivers, consents and approvals (including, but not limited to, filings under the H-S-R Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in each case, to proceed with the Merger as expeditiously as possible). Notwithstanding the foregoing, there shall be no action required to be taken and no action will be taken in order to consummate and make effective the transactions contemplated by this Agreement if such action, either alone or together with another action, would result in a Company Material Adverse Effect or a Parent Material Adverse Effect.

     (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

     Section 6.16. Hart-Scott-Rodino. Each of the Company and Parent (i) shall use their best efforts to file, and to cause their "ultimate parent entities" to file, as soon as practicable a "Notification and Report Form For Certain Mergers and Acquisitions" under the H-S-R Act with respect to the Merger and the transactions contemplated hereby, (ii) shall take all other actions as may be necessary, desirable or convenient to obtain the required approval under the H-S-R Act and (iii) will comply at the earliest practicable date with any request for additional information received by it from the FTC or Justice pursuant to the H-S-R Act.

     Section 6.17. SBA Approval. Each of the Company and Parent (i) shall use their best efforts, and shall take all actions as may be necessary, desirable or convenient, to obtain the approval of the SBA with respect to the Merger and the transactions contemplated hereby and (ii) will comply at the earliest practicable date with any request for additional information received by it from the SBA.

     Section 6.18. Execution of Agreements with Named Executives. Each of the Named Executives shall execute and deliver an agreement as of the date hereof, in substantially the forms attached hereto as Exhibit A (the "Agreements with Named Executives"), which Agreements with Named Executives shall become effective as of the Closing Date.

     Section 6.19. Compliance with Legal Requirements. Immediately after the Merger, the Company shall hold at least 90% of the fair market value of its net assets and at least 70% of the fair market value of its gross assets held immediately prior to the Merger.

     Section 6.20. Indemnification of Company Officers and Directors. Parent agrees, for a period of six years following the Effective Time, not to amend the indemnification provisions set forth in the Certificate of Incorporation or By-Laws of the Surviving Corporation in a manner that would adversely affect the rights of the Company's officers, directors and employees to indemnification thereunder and agrees to cause the Surviving Corporation to fulfill and honor such obligations to the maximum extent permitted by law; provided, however, that nothing in this Section 6.21 shall prevent Parent from effecting any merger, reorganization or consolidation of the Surviving Corporation, provided that, Parent agrees to satisfy any amounts that would have been payable by the Surviving Corporation (or any successor) and that were not otherwise paid pursuant to the indemnification provisions set forth in the Certificate of Incorporation or By-Laws of the Surviving Corporation for a period commencing at the Effective Time and continuing six years thereafter.

     Section 6.21. Fairness Opinion. A copy of the executed written opinion of First Colonial, as further described in Section 4.35 hereof, shall be delivered to Parent within thirty (30) days of the date hereof.

     Section 6.22. Compliance with Legal Requirements. As soon as reasonably practicable after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (the "Form S-8") with respect to each New Parent Stock Option. Subsequent to the Effective Date, Parent will use its best efforts to keep the Form S-8 current and effective under the Securities Act, to the extent required by law.

                                  ARTICLE VII.

                 Conditions Precedent to Each Party's Obligation
                              to Effect the Merger

     The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by them, to the extent permitted by law:

     Section  7.1.  Company  Stockholder   Approval.   This  Agreement  and  the
transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Company's stockholders.

     Section 7.2. Listing of Shares. The shares of Parent Common Stock issuable in the Merger shall have been approved for listing on the Nasdaq National Market.

     Section 7.3. Hart-Scott-Rodino. All applicable waiting periods with respect to any "Notification and Report Form For Certain Mergers and Acquisitions" required to be filed by Parent, the Company or any of their "ultimate parent entities" in compliance with the H-S-R Act in connection with the transactions contemplated hereby shall have passed, or early termination of such waiting periods shall have been granted.

     Section 7.4. Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

     Section 7.5. SBA Approval. The SBA shall have approved the Merger, this Agreement and the transactions contemplated hereby, including the waiver of any payments due to the SBA as a result of the Company's previous repurchase of its 3% preferred stock from the SBA and any accrued interest or dividends due to the SBA as a result of the transactions contemplated hereby.

     Section 7.6. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Governmental Entity to restrain, modify or prevent the carrying out of the transactions contemplated hereby; no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Parent's conduct or operation of the business of the Company after the Merger shall have been issued; no action, suit or proceeding seeking any of the foregoing shall have been instituted by any third party that has or is reasonably likely to materially impair the Company's or Parent's ability to consummate the transactions contemplated hereby or have a Company Material Adverse Effect.

                                  ARTICLE VIII.

                    Conditions Precedent to the Obligation of
                       Parent and Sub to Effect the Merger

     The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by them, to the extent permitted by law:

     Section 8.1. Representations and Covenants. The representations and warranties of the Company contained in this Agreement (including those contained in the Company Disclosure Schedule, as the same may be amended from time to time pursuant to the provisions hereof) shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Company Material Adverse Effect or otherwise includes a concept of materiality) as of such date or period, and (ii) in the case of Section 4.12 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein. The Company and the Company Stockholders who are parties to a Voting Agreement, dated the date hereof (the "Voting Agreement"), shall have performed and complied, respectively, in all material respects with all covenants and agreements required by this Agreement and the Voting Agreement to be performed or complied with by the Company or such Company Stockholders on or prior to the Closing Date. The Company shall have delivered to Parent and Sub certificates, dated the Closing Date, and signed by an Executive Officer of the Company to the foregoing effect.

     Section 8.2. Absence of Material Adverse Change. There shall have been no material adverse change in the business, operations or financial condition of the Company, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein.

     Section 8.3. Receipt of Agreements. On the date hereof, Parent shall have received executed originals of (i) the Voting Agreement, and (ii) the Agreements from each of the Named Executives.

     Section 8.4. Accountant's Letters.

     (a) Parent shall have received a letter from Arthur Andersen LLP regarding the firm's concurrence with Parent management's conclusions as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

     (b) Parent shall have received a letter of Marcum & Kliegman, LLP, the Company's independent auditors, dated a date within two Business Days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

     Section 8.5. Dissenting Shares. The number of shares of Company Common Stock for which written demand for payment has been made pursuant to the Delaware Corporation Law, shall not exceed 5% in the aggregate, of the total number of shares of Company Common Stock outstanding immediately before the Effective Time.

     Section 8.6. Opinions of Counsel to the Company. Parent shall have received the opinion of Stursberg & Veith, counsel to the Company, dated the Closing Date, in substantially the form of Exhibit B.

     Section 8.7. Tax Opinion. Parent shall have received a favorable opinion of Willkie Farr & Gallagher substantially in the form annexed hereto as Exhibit E, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that the Company, Parent and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Willkie Farr & Gallagher shall be entitled to rely on certain representations of Parent, Sub and the Company, substantially in the form annexed hereto as Exhibits G and H.

     Section 8.8. Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to Parent and Sub which evidences that the conditions set forth in this Article VIII have been satisfied.

     Section 8.9. Financing. Parent shall have either (i) received from the Company's lenders such lender's consent (a) to this Agreement and the transactions contemplated hereby and (b) to continue financing upon the same terms (or upon terms satisfactory to Parent) or (ii) using commercially reasonable best efforts, obtained comparable financing to replace any Company financing for which lender approval has not been received.

                                   ARTICLE IX.

                  Conditions Precedent to the Obligation of the
                          Company to Effect the Merger

     The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing of the following additional conditions, any one or more of which may be waived by the Company, to the extent permitted by law:

     Section 9.1. Representations and Covenants. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or that includes a concept of materiality) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, (i) except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects (or in all respects in the case of any representation or warranty which refers to a Parent Material Adverse Effect or that includes a concept of materiality) as of such date or period, and (ii) in the case of
Section 5.10 only, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement, or the announcement or contemplation of the transactions proposed herein. Parent and Sub shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Parent or Sub on or prior to the Closing Date. Parent and Sub shall have delivered to the Company certificates of an Executive Officer of Parent and Sub, dated the Closing Date, to the foregoing effect.

     Section 9.2. Absence of Material Adverse Change. There shall have been no material adverse change in the business, operations or financial condition of Parent and its Subsidiaries, taken as a whole, except for such changes with respect thereto (x) which are contemplated by this Agreement or (y) which are attributable to the execution of this Agreement or the announcement or contemplation of the transactions proposed herein.

     Section 9.3. Receipt of Agreements. On the date hereof, the Company shall have received executed originals of the Agreements with the Named Executives.

     Section 9.4. Accountant's Letter. The Company shall have received a letter from Marcum & Kliegman indicating that nothing has come to such firm's attention which would cause it to believe that matters exist which would preclude Parent from accounting for the merger as a pooling of interests under Accounting Principles Board Opinion No. 16 without consideration of the Agreement and any actions contemplated thereby.

     Section 9.5. Opinion of Counsel to Parent. The Company Stockholders shall have received the opinion of Willkie Farr & Gallagher, counsel to Parent, dated the date of the Closing, in substantially the form of Exhibit C.

     Section 9.6. Tax Opinion. The Company shall have received a favorable opinion of Michael Zimmerman, substantially in the form annexed hereto as Exhibit F, counsel to the Company, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, and that the Company, Parent and Sub will each be a party to that reorganization within the meaning of Section 368(b) of the Code.
In rendering such opinion, Michael Zimmerman shall be entitled to rely on certain representations of Parent, Sub and the Company, substantially in the form annexed hereto as Exhibits G and H.

     Section 9.7. Fairness Opinion. The Company shall have received the written opinion of First Colonial, dated the Closing Date and in form and substance reasonably satisfactory to Parent, to the effect that the aggregate Share Consideration to be received by the Company's Shareholders in the Merger is fair and equitable to the Company's Shareholders from a financial point of view.

     Section 9.8. Closing Conditions. Documentation or other information shall have been received in a form reasonably satisfactory to the Company which evidences that the conditions set forth in this Article IX have been satisfied.

                                   ARTICLE X.

                                     Closing

     The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York, at 10:00 a.m. local time on the Closing Date or at such other time and place as the parties may mutually agree.

                                   ARTICLE XI.

           Survival of Representations and Warranties; Indemnification

     Section 11.1. Survival of Representations and Warranties. Notwithstanding any right of Parent and Sub to investigate fully the affairs of the Company, or any right of the Company to investigate fully the accuracy of the representations and warranties of Parent and Sub, and notwithstanding any knowledge of facts determined or determinable by Parent, Sub or the Company, as the case may be, pursuant to such investigation or right of investigation, Parent, Sub and the Company, as the case may be, have the right to rely fully upon the representations, warranties, covenants and agreements of the Company, Parent and Sub, as the case may be, contained in this Agreement. The representations and warranties of Parent, Sub and the Company and the covenants to be performed by the Company prior to the Effective Time shall survive the execution and delivery hereof and the Closing hereunder in accordance with the applicable statute of limitations, provided, however, that the representation of the Company contained in Section 4.33 hereof shall survive only until the Effective Time.

                                  ARTICLE XII.

                            Termination of Agreement

     Section 12.1. Termination. This Agreement may be terminated prior to the Closing as follows:

     (a) by either Parent or the Company if the Merger shall not have been consummated on or before November 25, 2000; provided that termination pursuant to this Section 12.1(a) shall be extended to December 31, 2000 if Parent agrees to file a Current Report on Form 8-K or other SEC report form to disclose any revised financial statements required by the SEC.

     (b) by the Company if any of the conditions specified in Article VII or IX have not been met or waived by the Company at such time as any such condition is no longer capable of satisfaction;

     (c) by Parent if any of the conditions specified in Article VII or VIII have not been met or waived by Parent at such time as any such condition is no longer capable of satisfaction;

     (d) by Parent if the Company or the Company Stockholders who are parties to the Voting Agreement shall have breached any of their respective obligations under Article VI of this Agreement or the Voting Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from Parent;

     (e) by the Company (i) if Parent or Sub shall have breached any of their respective obligations under Article VI of this Agreement in any material respect and such breach continues for a period of ten days after the receipt of notice of the breach from the Company or (ii) if any representation made by Parent or Sub is not true and correct in any material respect and such untruth would result in a Material Adverse Effect;

     (f) by either Parent or the Company if the average of the closing sales prices per share of Parent Common Stock on the NASDAQ National Market for the Determination Period is less than $15.00;

     (g) at any time on or prior to the Closing Date, by mutual written consent of Parent, Sub and the Company;

     (h) by Parent, within 60 days of the date of this Agreement, if (x) Parent's management concludes as a result of Parent's legal, business and financial due diligence review of the Company that the Company's business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects are not satisfactory; provided, however, that Parent shall not terminate for reasons related to the Company's diversified loan portfolio except in the event there has been a material change in such loan portfolio (including but not limited to any loans that (i) have become non-performing (any loans more than 60 days delinquent) or (ii) any loans that have become current by virture of any modification to the terms of such loans, and such loans but for such modification would have been non-performing and such non-performance would have otherwise resulted in a material adverse change in Company's diversified loan portfolio) since October 14, 1999, or (y) Parent's Board of Directors concludes as a result of Parent's legal, business and financial due diligence review of the Company that (i) any representation or warranty made by the Company in this Agreement is not true and correct in any material respect or (ii) the Company has failed to disclose to Parent any information that could result in a Company Material Adverse Effect and in each case such untruth or failure (A) is not corrected in an amendment to the Company Disclosure Schedule delivered by the Company to Parent pursuant to the provisions of the first sentence of Section
14.4 hereof or (B) is not cured within 15 days after notice thereof is given by Parent to the Company; provided, however, that an amendment to the Company Disclosure Schedule shall not constitute a cure under this clause (B); or

     (i) at any time on or prior to the Closing Date, by Parent; or

     (j) by the Company, if its Board of Directors, in the exercise of its fiduciary duties, accepts an Acquisition Proposal.

     (k) by the Company, in the event (i) of a change in control or (ii) both of Alvin Murstein and Andrew Murstein are no longer employed by Parent. "Change in control" shall be deemed to have taken place if any Person other than Alvin Murstein or Andrew Murstein is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Parent representing 50% or more of the combined voting power of the Parent's then outstanding securities eligible to vote for the election of its Board of Directors; provided, however, that the event described in this sentence shall not be deemed to be a change in control by virtue of any of the following acquisitions: (w) by Parent or any subsidiary of the Parent in which Parent owns more than 50% of the combined voting power of such entity, (x) by any employee benefit plan (or related trust) sponsored or maintained by Parent or any subsidiary, (y) by any underwriter temporarily holding the Parent's capital stock pursuant to an offering of such capital stock, or (z) pursuant to any acquisition by the Company or any group of persons including the Company (or any entity controlled by the Company or any group of persons including Company) or the Company's shareholders.

     (l) by Parent, in the event Gary Granoff is no longer employed by the Company.

     Section 12.2. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and be of no further force and effect, except for the provisions of this Agreement relating to the obligations of parties under Sections 6.14, 6.15, 12.2 and 12.3. None of the parties hereto shall have any liability in respect to a termination of this Agreement prior to Closing, except to the extent that termination results from the intentional, willful or knowing violation of the representations, warranties, covenants or agreements of such party under this Agreement and except as provided in Section 12.3 hereof.

     Section 12.3. Termination Expenses.

     (a) If this Agreement is terminated by Parent pursuant to the provisions of
Section 12.1(i), Parent shall within 15 days of a written demand by the Company, pay to the Company by wire transfer of immediately available funds $1,000,000.

     (b) If this Agreement is terminated by the Company pursuant to the provisions of Section 12.1(j) and a definitive agreement with respect to an Acquisition Proposal is executed, or an Acquisition Proposal is consummated, at or within 12 months of such Acquisition Proposal, then the Company shall, within ten days of a written demand by Parent, pay to Parent by wire transfer of immediately available funds an amount equal to $3,500,000.

     (c) If this Agreement is terminated by Parent pursuant to the provisions of
Section 12.1(i), Parent shall within 15 days of a written demand by the Company, pay to the Company by wire transfer of immediately available funds $1,000,000.

                                  ARTICLE XIII.

                                   Definitions

     Section 13.1. Definitions. The following terms when used in this Agreement shall have the following meanings:

          "Acquisition Proposal" has the meaning set forth in Section 6.10.

          "affiliate" (or "affiliates" as the context may require), with respect to any person, means any other person controlling, controlled by or under common control with such person.

          "Affiliates" has the meaning set forth in Section 6.7(a).

          "Agreement" has the meaning set forth in the preamble.

          "Agreements  with the Named  Executives"  has the meaning set forth in
     Section 6.18.

          "Business Day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in the State of New York are obligated by law or executive order to close.

          "CERCLA"   shall  mean  the   Comprehensive   Environmental   Response
     Compensation and Liability Act, 42 U.S.C.ss.ss. 9601 et seq. as amended.

          "Certificates" has the meaning set forth in Section 3.3(a).

          "Closing" has the meaning set forth in Article X.

          "Closing Date" means (a) the third Business Day following the day on which the last of all conditions to the consummation of the transactions contemplated hereby (other than conditions which contemplate only delivery or filing of one or more documents contemporaneously with the Closing) have been satisfied or waived, or (b) such other date as the parties hereto agree in writing.

          "Code" has the meaning set forth in the recitals.

          "Company" has the meaning set forth in the preamble.

          "Company Common Stock" means the common stock of the Company, having a par value of $.001 per share.

          "Company Disclosure Schedule" has the meaning set forth in the preamble to Article IV.

          "Company Documents" has the meaning set forth in Section 4.1.

          "Company Financial Statements" has the meaning set forth in Section 4.10.

          "Company  Interim  Financial  Statements" has the meaning set forth in
     Section 4.10.

          "Company Material Adverse Effect" has the meaning set forth in Section 4.3.

          "Company Meeting" has the meaning set forth in Section 3.8(a).

          "Company Restated  Financial  Statements" has the meaning set forth in
     Section 6.5.

          "Company SEC Documents" has the meaning set forth in Section 4.10.

          "Company Stock Options" means the options to purchase Company Common Stock under the Company's 1999 Stock Option Plan and under the Company's Non-Employee Directors Stock Option Plan, as in effect on the date hereof.

          "Company Stockholders" has the meaning set forth in Section 1.3(b).

          "contracts  and  other  agreements"  mean all  contracts,  agreements,
     supply  agreements,   undertakings,   indentures,   notes,   bonds,  loans,
     instruments, leases, mortgages, commitments or other binding arrangements.

          "Employee Plan" has the meaning set forth in Section 3.6

          "Delaware Corporation Law" has the meaning set forth in Section 1.1.

          "Determination Period" has the meaning set forth in Section 3.1.

          "Director Plan" has the meaning set forth in Section 3.6

          "Dissenting Shares" has the meaning set forth in Section 3.2.

          "Distribution" means any distribution of cash, securities or property on or in respect of the Company Common Stock, or Parent Common Stock, as the case may be, whether as a dividend or otherwise.

          "Effective Time" has the meaning set forth in Section 1.2.

          "Environmental Laws" means all federal, state, and local laws, ordinances, rules, regulations, codes, duties under the common law or orders, including, without limitation, any requirements imposed under any Permits, licenses, judgments, decrees, agreements or recorded covenants, conditions, restrictions or easements, the purpose of which is to protect the environment, human health, safety or welfare, or which pertain to Hazardous Materials.

          "Environmental Permits" shall mean all Permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Laws in connection with the ownership, use and/or operation by the Company of its properties.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations and rulings issued thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.3(a).

          "Exchange Ratio" has the meaning set forth in Section 3.1(a)(1).

          "Executive Officers" means, as to Parent and the Company, respectively, its chairman of the board, its president, any vice president (executive, senior or other), secretary, treasurer or chief financial officer, if any, or any other officer or employee having supervisory responsibility for a principal business function.

          "Form S-8" has the meaning set forth in Section 6.22.

          "FTC" means the Federal Trade Commission or any successor agency or department.

          "GAAP" means generally accepted accounting principles in the United States of America from time to time in effect.

          "Governmental Entities" means (a) any international, foreign, federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction.

          "Hazardous Materials" means (i) any substance or material regulated or identified under Environmental Laws; (ii) gasoline, diesel fuel or other petroleum hydrocarbons, PCBs or asbestos; or (iii) any pollutant, toxic substance, or contaminant.

          "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "Insurance Policies" has the meaning set forth in Section 4.25.

          "Intellectual Property Rights" has the meaning set forth in Section 4.19(a).

          "IRS" means the Internal Revenue Service or any successor agency or department.

          "Justice" means the Antitrust Division of the Department of Justice or any successor agency or department.

          "Leased Real Property" has the meaning set forth in Section 4.18(a).

          "Leases" has the meaning set forth in Section 4.18(a).

          "Liabilities" has the meaning set forth in Section 4.11.

          "lien or other encumbrance" (or "liens or other encumbrances" or "liens or other encumbrance" or "lien or other encumbrances" as the context may require or any similar formulation) means any lien, claim, pledge, mortgage, assessment, security interest, charge, option, right of first refusal, easement, servitude, adverse claim, transfer restriction under any stockholder or similar agreement or other encumbrance of any kind.

          "Merger" has the meaning set forth in the recitals.

          "Named Executive" means each of Gary Granoff, Margaret Chance, Ellen Walker, Lee Forlenza and Steven Etra.

          "New Parent Stock Option" has the meaning set forth in Section 3.7.

          "1940 Act" shall mean the Investment Company Act of 1940, as amended, and the regulations and rulings issued thereunder.

          "Owned Real Property" has the meaning set forth in Section 4.18(a).

          "Parent" has the meaning set forth in the preamble.

          "Parent Common Stock" means the common stock, par value $.01 per share, of Parent.

          "Parent Disclosure Schedule" has the meaning set forth in the preamble to Article V.

          "Parent Documents" has the meaning set forth in Section 5.1.

          "Parent  Financial  Statements"  has the  meaning set forth in Section
     5.4.

          "Parent  Interim  Financial  Statements"  has the meaning set forth in
     Section 5.4.

          "Parent Material Adverse Effect" has the meaning set forth in Section 5.2.

          "Parent SEC Documents" has the meaning set forth in Section 5.4.

          "Permits" (or "Permit" as the context may require) mean all licenses, permits, certificates, certificates of occupancy, orders, approvals, registrations, authorizations, inspections, qualifications and filings with and under all federal, state, local or foreign laws and Governmental Entities.

          "person" (or "persons" as the context may require) means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

          "Plan" or "Plans" has the meaning set forth in Section 4.23(a).

          "property" (or "properties" as the context may require) means real, personal or mixed property, tangible or intangible.

          "Proxy Statement" has the meaning set forth in Section 4.9.

          "Receiving Party" has the meaning set forth in Section 14.1.

          "Registration Statement" has the meaning set forth in Section 4.9.

          "Releasing Party" has the meaning set forth in Section 14.1.

          "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials; (ii) prevent a release or threat of release of any Hazardous Material; (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care; (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of the Resource Conservation Recovery Act, 42 U.S.C. ss.ss. 6901 et seq. or analogous state law.

          "returns" (or "return" as the context may require) has the meaning set forth in Section 4.30(a).

          "SBA" has the meaning set forth in Section 4.2.

          "SEC" means the Securities and Exchange Commission or any successor agency or department.

          "Securities Act" means the Securities Act of 1933, as amended, and the regulations and rulings issued thereunder.

          "Share Consideration" has the meaning set forth in Section 3.3(a).

          "Sub" has the meaning set forth in the preamble hereof.

          "Sub Common Stock" means the common stock, par value $.01 per share, of Sub.

          "Subsidiaries" (or "Subsidiary" as the context may require), means each entity as to which a person, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, 50% or more of the securities of any class of such entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such entity.

          "Surviving Corporation" has the meaning set forth in Section 1.1.

          "Taxes" (or "Tax" as the context may require) means all federal, state, county, local, foreign and other taxes (including, without limitation, minimum and alternative minimum income, intangibles, premium, excise, sales, use, gross receipts, franchise, ad valorem, severance, capital levy, transfer, employment and payroll-related, and property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax, penalties, and interest on penalties with respect thereto, imposed, assessed or collected by or under the authority of any Governmental Entity.

          "Transaction Expenses" has the meaning set forth in Section 6.14.

          "Voting Agreement" has the meaning set forth in Section 8.1.

                                  ARTICLE XIV.

                                  Miscellaneous

     Section 14.1. Publicity. So long as this Agreement is in effect, prior to making a press release or other public statement with respect to the transactions contemplated by this Agreement, any party (a "Releasing Party") will consult with the other party (the "Receiving Party") and provide such other party with a draft of such press release, except as may otherwise be required by law or stock exchange regulations.

     Section 14.2. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered, express mail or nationally recognized courier service, postage prepaid. Any such notice shall be deemed given when so delivered personally or successfully sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

     (i)  if to Parent or Sub to:

          Medallion Financial Corp.
          437 Madison Avenue
          New York, NY  10022
          Attention:  Andrew Murstein, President
          Telecopy No.:  (212) 328-2121

          and

          Medallion Financial Corp.
          437 Madison Avenue
          New York, NY  10022
          Attention:  Alvin Murstein, Chairman
          Telecopy No.:  (212) 328-2125

          with a concurrent copy to:

          Willkie Farr & Gallagher
          787 Seventh Avenue
          New York, New York  10019
          Attention:  Christopher E. Manno, Esq.
          Telecopy No.:  (212) 728-8111

     (ii) if to the Company to:

          Ameritrans Capital Corporation
          747 Third Avenue
          New York, NY  10017
          Attention:  Gary C. Granoff, President
          Telecopy No.:  (212) 421-3488
          with, prior to the Closing, a concurrent copy to:

          Stursberg & Veith
          405 Lexington Avenue, Suite 4949
          New York, NY  10174
          Attention:  Walter Stursberg, Esq.
          Telecopy No.:  (212) 922-0995

     Any party may by notice given in accordance with this Section 14.2 to the other parties designate another address or person for receipt of notices hereunder.

     Section 14.3. Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the agreements contemplated hereby contain the entire agreement among the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, with respect thereto.

     Section 14.4. Waivers and Amendments; Non Contractual Remedies; Preservation of Remedies; Liability. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and, except as provided (i) in Section 12.2 and (ii) if the Closing occurs, in Section 11.2(a) are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach. The limitations on claims set forth in this Section 14.4 and elsewhere in this Agreement (including Article XI) shall not apply in the case of fraud on the part of the Company.

     Section 14.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

     Section 14.6. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns and heirs and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party without the prior written consent of the other party hereto; provided, however, that Parent and Merger Subsidiary may assign their rights (but not their obligations) hereto to their Subsidiaries.

     Section 14.7. Third Party Beneficiaries. Except for Sections 3.6, 6.22(b) and 6.23, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     Section 14.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

     Section 14.9. Exhibits and Schedules. The exhibits and schedules hereto are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

     Section 14.10. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     Section 14.11. Submission to Jurisdiction; Venue. Any action or proceeding against any party hereto with respect to this Agreement shall be brought in the courts of the State of Delaware or of the United States for the District of Delaware, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto irrevocably consents to the service of process at any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 14.2, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process on any other party hereto in any other manner permitted by law. Each party hereto irrevocably waives any objection which it may now have or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 14.12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 14.13. Severability. If any court of competent jurisdiction determines that any provision of this Agreement is not enforceable in accordance with its terms, then such provision shall be deemed to be modified so as to apply such provision, as modified, to the protection of the legitimate interests of the parties hereto to the fullest extent legally permissible and shall not affect the validity or enforceability of the remaining provisions of this Agreement.

                            [Signature Pages Follow.]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        MEDALLION FINANCIAL CORP.



                                        By: _________________________
                                            Name:
                                            Title:


                                        AMTC MERGER CORP.



                                        By: _________________________
                                            Name:
                                            Title:


                                        AMERITRANS CAPITAL CORPORATION



                                        By: _________________________
                                            Name:
                                            Title:

                                                                       Exhibit A

                   [Form of Agreements with Named Executives]

                                                                       Exhibit B

                     [Form of Opinion of Stursberg & Veith]

                                                                       Exhibit C

                  [Form of Opinion of Willkie Farr & Gallagher]

                                                                       Exhibit D



                           [Form of Affiliate Letter]

                                                                       Exhibit E

                [Form of Tax Opinion of Willkie Farr & Gallagher]

                                                                       Exhibit F

                   [Form of Tax Opinion of Michael Zimmerman]

                                                                       Exhibit G

           [Form of Ameritrans Capital Corporation Tax Representation]

                                                                       Exhibit H

          [Form of Medallion Financial Corp. Tax Representation Letter]